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                                DISBURSEMENT AGREEMENT

                                        among

                                 ALADDIN GAMING, LLC,
                                   as the Borrower,

                               THE BANK OF NOVA SCOTIA,
                             as the Administrative Agent,

                         STATE STREET BANK AND TRUST COMPANY
                       as the Discount Note Indenture Trustee,

                            ALADDIN GAMING HOLDINGS, LLC,
                                     as Holdings,

                               THE BANK OF NOVA SCOTIA,
                              as the Disbursement Agent,

                               THE BANK OF NOVA SCOTIA,
                            as the Securities Intermediary

                                         and

                           U.S. BANK NATIONAL ASSOCIATION,
                                as the Servicing Agent

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


                                DISBURSEMENT AGREEMENT


     THIS DISBURSEMENT AGREEMENT (the "Disbursement Agreement"), dated as of February 26, 1998, is entered into by and among ALADDIN GAMING, LLC, a Nevada limited liability company (the "Borrower"), THE BANK OF NOVA SCOTIA, a Canadian chartered bank, as the initial Administrative Agent, STATE STREET BANK AND TRUST COMPANY, as the initial Discount Note Indenture Trustee (the "Discount Note Indenture Trustee"), ALADDIN GAMING HOLDINGS, LLC, a Nevada limited liability company ("Holdings"), THE BANK OF NOVA SCOTIA, a Canadian chartered bank, as the initial Disbursement Agent (the "Disbursement Agent"), THE BANK OF NOVA SCOTIA, a Canadian chartered bank, as the initial Securities Intermediary (the "Securities Intermediary") and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States of America, as the initial Servicing Agent (the "Servicing Agent").

                                       RECITALS

     A. The Project. The Borrower proposes to develop, construct and operate the Aladdin Hotel and Casino (the "Main Project"), a large-scale theme hotel, casino, retail, meeting and entertainment complex and to refurbish or cause the refurbishment of the Theater with related heating, ventilation and air conditioning and power station facilities to be developed at the Site as more particularly described in Exhibit A hereto.

     B. Design/Build Contract. The Borrower and the Design/Builder are parties to the Design/Build Contract pursuant to which the Design/Builder, subject to certain conditions, limitations and exclusions, will construct the Main Project on a guaranteed maximum price basis. The Design/Builder's obligations under the Design/Build Contract are guaranteed by Fluor as and to the extent provided in the Fluor Guaranty.

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


     C. Credit Agreement. Concurrently herewith, the Borrower, the Agents and the Lenders have entered into the Credit Agreement pursuant to which the Lenders have agreed, subject to the terms thereof and hereof, to provide the Bank Credit Facility to the Borrower in an aggregate amount not to exceed $410,000,000 to finance the Main Project Costs, as more particularly described therein. The Completion Guarantors, jointly and severally pursuant to the Completion Guaranty, have guaranteed the completion of the Main Project under the Credit Agreement.

     D. Discount Note Indenture. Concurrently herewith, Holdings, Capital and the Discount Note Indenture Trustee have entered into the Discount Note Indenture pursuant to which Holdings and Capital will issue the Discount Notes. The net proceeds of the Discount Notes will be applied by the Borrower to the development, construction, equipping and opening of the Main Project in an aggregate amount of approximately $111,000,000.

     E. Energy Project Provider. Concurrently herewith, the Borrower and the Energy Project Provider have entered into the Energy Project Ground Lease and the Energy Project Development Agreement pursuant to which the Energy Project Provider has agreed, subject to the terms thereof, to construct, test and operate the Energy Project. Pursuant to the Energy Project Ground Lease and the Energy Project Service Agreement, the Energy Project Provider will pay for and construct the Energy Project and, upon completion thereof, will operate and maintain it to provide electricity, chilled water and hot water to the Main Project. In addition, if certain conditions are met, the Energy Project Provider may enter into an energy services agreement to supply similar services to the Mall Project and the Music Project.

     F. Theater Lease. The Borrower is negotiating with Aladdin Music to enter into the Theater Lease which Theater Lease will provide for the renovation of the decor, light and sound systems, and other facilities of the existing Theater and, upon completion of such renovations, Aladdin Music will operate and maintain the Theater in accordance with the Theater Lease.

     G. GECC Commitment. Concurrently herewith, the Borrower and GECC have entered into the GECC Commitment pursuant to which GECC has agreed, subject to the terms thereof, to enter into the synthetic lease facility and term loan covering the Gaming Equipment and the Specified Equipment.

     H. Purpose. The parties are entering into this Disbursement Agreement in order to set forth, among other things, (a) the conditions precedent to the Initial Advance and conditions precedent to Advances and (b) the mechanics for and allocation of the Borrower's requests for Advances.

                                      AGREEMENT

     NOW, THEREFORE, in consideration of the Borrower depositing the London Clubs Contribution into the Borrower's Funds Account, the Lenders entering into the Credit Agreement and the other Loan Documents, the Discount Note Indenture Trustee entering into the Discount Note Indenture, the Disbursement Agent and the Administrative Agent entering into this Agreement, the Securities Intermediary entering into the Borrower Collateral Account Agreement, Holdings entering into this Agreement and the Holdings Collateral Account Agreement and depositing the proceeds from the sale of the Discount Notes into the Construction Note Disbursement Account, and the Servicing Agent entering into the Servicing and Collateral Account Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                    ARTICLE 1. - DEFINITIONS; RULES OF INTERPRETATION

     a. Definitions. Capitalized terms used in this Disbursement Agreement and its exhibits shall have the meanings given in Appendix A hereto. To the extent such terms are defined by reference to the Loan Documents, such terms shall continue to have their original definitions notwithstanding any termination, expiration or amendment of such agreements. As used herein, the following terms (whether or not italicized) shall have the meanings set forth below (such meanings to be equally applicable to the singular and plural forms thereof):

          "Accounts" means the Bank Proceeds Account, the Term B Sub-Account, the Term C Sub-Account, the Borrower's Funds Account, the Collection Account, the Disbursement Account, the Construction Note Disbursement Account, the Guaranty Deposit Account, the Interest Payment Account, the Loss Proceeds Account, the Servicing Agent's Accounts and any other accounts established pursuant to the Borrower Collateral Account Agreement.

          "Accounts Collateral" is defined in Section 5.1.1.

          "Advance" means (y) with respect to the Bank Credit Facility, an advance of the Bank Credit Facility, and (z) with respect to amounts on deposit in the Accounts, a release of funds from such Account, in each case, made pursuant to Article 2 of this Disbursement Agreement and the Credit Agreement under which all or any part of such Advance is requested.

          "Advance Request" means an advance request and certificate in the form of Exhibit F.

          "Advance Confirmation Notice" is defined in Section 2.4.3(a).

          "Advance Date" means the date on which an Advance is required to be deposited in the Collection Account pursuant to Section 2.4.4(a).

          "Anticipated Earnings" means, at any time, relative to the Borrower's Funds Account, the Bank Proceeds Account, the Construction Note Disbursement Account, the Guaranty Deposit Account, the Loss Proceeds Account, the Interest Payment Account, the Term B Sub-Account, the Term C Sub-Account, the Servicing Agent's Disbursement Account and the Cash Management Account, respectively, the amount of investment income which the Borrower reasonably determines (with the reasonable concurrence of the Administrative Agent, the Construction Consultant and the Disbursement Agent) will be paid on the deposits in each such Account through the Opening Date, taking into account the current and future anticipated rates of return on Cash Equivalent Investments in such Accounts and the anticipated times and amounts of draws from each such Account for the payment of Main Project Costs.

          "Borrower's Insurance Broker's Closing Certificate" means a certificate in the form of Exhibit B-2.

          "Cash Management Account" is defined in the Servicing and Collateral Account Agreement.

          "Claims" is defined in Section 7.15.2.

          "Collection Account" is defined in the Scotiabank Collateral Account Agreement.

          "Confidential Information" is defined in Section 7.17.

          "Construction Consultant's Certificate" means a certificate in the form of Exhibit C.

          "Credit Agreement" means on any date, the Credit Agreement, as originally in effect on the Closing Date among the Borrower, Scotiabank, individually and as an Arranger and the Administrative Agent, Merrill Lynch, individually and as an Arranger and the Syndication Agent, CIBC Oppenheimer Corp., as the Documentation Agent, and the various financial institutions, as the Lenders, and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified.

          "Disbursement Account" is defined in the Scotiabank Collateral Account Agreement.

          "Facility" or "Facilities" means, as the context may require, the Bank Credit Facility and the Discount Note Indenture.

          "Facility Agreements" means, collectively, the Credit Agreement and the Discount Note Indenture.

          "Final Advance Request" is defined in Section 2.4.2(a).

          "Final Notice of Advance Request" is defined in Section 2.4.2(b).

          "Indemnitee" is defined in Section 7.15.2.

          "Initial Advance" means the first Advance of the Term B Loan and the Term C Loan in accordance with the Disbursement Agreement and the Credit Agreement.

          "Insurance Consultant's Closing Certificate" means a certificate in the form of Exhibit B-1.

          "Issue Date" is defined in the Discount Note Indenture.

          "Loss Proceeds Account" is defined in the Borrower Collateral Account Agreement.

          "Minimum Aladdin Facilities" means, with respect to the Hotel/Casino, at least 2,465 operating slot machines, 91 operating gaming tables, an operating keno lounge, 1,870 restaurant seats, 1,750 usable parking spaces, 2,210 hotel rooms fit to receive guests and all banking, coin, security and other ancillary equipment and facilities necessary to operate the Hotel/Casino on a 24 hour per day, seven days a week basis.

          "Notice of Advance Request" means a certificate in the form of Exhibit G.

          "Overnight Funds" is defined in the Servicing and Collateral Account Agreement.

          "Phase I Report" is defined in Section 3.1.36.

          "Preliminary Advance Request" is defined in Section 2.4.1(a).

          "Preliminary Notice of Advance Request" is defined in Section
2.4.1(b).

          "Rating Agency" means either of Moody's or S&P.

          "Required Completion Amount" is defined in Section 2.9 (a).

          "Scotiabank Collateral Account Agreement" means that certain Scotiabank Collateral Account Agreement of even date herewith among the Borrower, the Disbursement Agent and The Bank of Nova Scotia, as depository.

          "Securities Intermediary" is defined in the preamble.

          "Servicing Agent" means U.S. Bank National Association and its successors and assigns.

          "Servicing Agent's Accounts" means the Servicing Agent's Disbursement Account, the Cash Management Account, the Servicing Agent's Payroll Account and any other accounts established pursuant to the Servicing and Collateral Account Agreement.

          "Servicing Agent's Disbursement Account" is defined in the Servicing and Collateral Account Agreement.

          "Servicing Agent's Payroll Account" is defined in the Servicing and Collateral Account Agreement.

          "Six Month Certificate" means a certificate in the form of Exhibit H.

          "Stop Funding Notice" is defined in Section 2.4.3(c).

          "Stop Funding Request" is defined in Section 2.4.4(c).

          "Term B Sub-Account" is defined in the Borrower Collateral Account Agreement.

          "Term C Sub-Account" is defined in the Borrower Collateral Account Agreement.

     b. Cross-References. Unless otherwise specified, references in this Disbursement Agreement to any Article or Section are references to such Article or Section of this Disbursement Agreement and, unless in any Article, Section or definition to any item, paragraph or clause are references to such item, paragraph or clause of such Article, Section or definition.

     c. Conflict with a Facility Agreement. This Disbursement Agreement and each of the Facility Agreements are being drafted concurrently and each are intended to cover the respective matters specifically set forth therein. In the case of any express conflict between the terms of this Disbursement Agreement and the terms of any Facility Agreement, the terms of this Disbursement Agreement shall control.


                                ARTICLE 2. - FUNDING

     a. Representations Regarding Main Project Status. The parties hereto acknowledge that construction of the Main Project has commenced prior to the date hereof and that, in connection therewith, the Borrower has entered into certain Contracts, the Design/Builder has engaged certain Subcontractors, and the Borrower has incurred and paid for certain Main Project Costs. In order to account for such construction activity for purposes of the funding procedures and mechanics set forth herein, the Borrower has certified and made certain representations in the Borrower's Closing Date Certificate as to various facts pertaining to the status of the Main Project, including, without limitation, the work performed, the Contracts entered into and the Main Project Costs incurred to date. The Construction Consultant has confirmed such certifications and representations of the Borrower to the extent set forth in the Construction Consultant's Closing Certificate.

     b.   Advances; Availability; Amount of Advances.

     i. Generally. Each of the Lenders shall make or cause to be made Advances under the Bank Credit Facility to the Borrower in accordance with and pursuant to the terms of the Credit Agreement and the applicable provisions of this Disbursement Agreement. The Initial

Purchasers shall purchase the Units consisting of the Discount Notes and the Warrants with net proceeds in the amount of approximately $111,000,000. Enterprises shall contribute the net proceeds from the sale of the Warrants to Holdings in exchange for equity interests in Holdings. Holdings, in turn, shall use the proceeds from the sale of the Notes, the aforementioned contribution to Holdings from Enterprises and a portion of the Equity Contribution of LCNI to purchase from the Borrower the Series A Membership Interests from the Borrower for the aggregate purchase price of $115,000,000.

     ii. Availability. Subject to the satisfaction of all conditions precedent listed in Article 3 and the other terms and provisions of this Disbursement Agreement, and, if applicable, the Credit Agreement, the Disbursement Agent shall make or cause to be made Advances from the Accounts (other than the Construction Note Disbursement Account) and the Servicing Agent shall make or cause to be made Advances from the Servicing Agent's Accounts, in each case pursuant to Section 2.3. Advances shall be made no more frequently than once in any 30-day period; provided, however, that the Advances and transfers of funds contemplated in Section 2.7 shall be disregarded for purposes of this sentence.

     iii. GECC Commitment.

          (1) The parties hereto acknowledge that financing of the costs of acquisition and installation of the Gaming Equipment and the Specified Equipment will be made available to the Borrower through the GECC Commitment, subject to
Section 2.2.3(b), and that advances of funds under the GECC Commitment will not be made pursuant to this Disbursement Agreement but, instead, will be made pursuant to separate agreements entered into between the Borrower and GECC. In order to account for such funding commitments for purposes of tracking the progress and status of the Main Project hereunder, including the amount of Available Funds from time to time, (i) GECC has agreed, pursuant to the GECC Commitment, among other things, to notify the Disbursement Agent from time to time of the amounts drawn and amounts available to be drawn under the GECC Commitment, (ii) the Borrower has represented that the Main Project Budget, the Construction Benchmark Schedule and the Plans and Specifications include and reflect the work to be performed in connection with the Equipment Component, (iii) the Advance Requests to be submitted by the Borrower hereunder require the Borrower, among other things, to certify as to the Main Project Costs incurred and work from time to time performed in connection with the Equipment Component, and (iv) the Construction Consultant has confirmed and will confirm the Borrower's certifications and representations to the extent set forth in the Construction Consultant's Closing Certificate and in the other certificates to be submitted by the Construction Consultant hereunder from time to time.

          (2) The parties further acknowledge that the GECC Commitment requires that the Main Project be no more than six months from satisfying the Opening Conditions before any advances may be made thereunder. At such time as the Borrower believes that the Main Project is within six months of satisfying the Opening Conditions, the Borrower shall request that the Construction Consultant issue the Six Month Certificate. Should the Construction Consultant concur with the Borrower's determination (which concurrence shall not be unreasonably withheld or delayed), the Borrower shall cause the Construction Consultant to issue promptly the Six Month Certificate.

     iv. Advances for Direct Costs. No Advance will be made for any Direct Costs unless the work and materials and the amount of the Direct Costs thereof are set forth in the Main Project Budget as Line Items (or portions thereof) to be funded from the Borrower's Funds Account, the Construction Note Disbursement Account, the Bank Proceeds Account or, if applicable, the Bank Credit Facility. Advances for Direct Costs with respect to the trade or any portion of construction covered by any of the Line Items (or portions thereof) in the Project Budget to be funded from such Accounts or, if applicable, the Bank Credit Facility shall not exceed the amount calculated as follows:

          (1) the total Direct Costs as set forth as a Line Item in the Main Project Budget to perform and complete the trade or portion of construction covered by such Line Item shall be multiplied by the stage of completion of such trade or portion of construction (expressed as a percentage) as determined by the

Construction Consultant; provided, however, if the value of the work in place with respect to such Line Item is less than the foregoing result, the value of work in place with respect to such Line Item shall be substituted for the foregoing result;

          (2) the result of (a) shall be multiplied by the Applicable Percentage; provided, however, if the Design/Builder has delivered a clean, unconditional and irrevocable letter of credit from an issuer reasonably satisfactory to the Administrative Agent naming the Administrative Agent as the beneficiary thereunder in the face amount of the Applicable Percentage together with the Design/Builder's certification that no Retainage Amount is being withheld from any Subcontractor which is to receive payment from the Advance for which request has been made, the result of (a) shall be multiplied by 100%; and

          (3) the amounts previously advanced for such Direct Costs as set forth in such Line Item shall be subtracted from the result in (b). The balance, if any, shall be the maximum amount to be included in an Advance to or on behalf of the Borrower for payment of such Direct Costs included in such Advance Request. The Advance shall be funded from the Borrower's Funds Account, the Bank Proceeds Account, the Construction Note Disbursement Account and the Bank Credit Facility, as applicable, in accordance with Section 2.5 of this Disbursement Agreement.

     v. Advances for Indirect Costs. To the extent that any Advance Request shall include Indirect Costs, the Disbursement Agent will, upon satisfaction of the applicable conditions set forth in this Disbursement Agreement and the Credit Agreement, include the full amount of such Indirect Costs in an Advance if (a) such Indirect Costs are set forth in the Main Project Budget as a portion of the Main Project Costs to be funded from the Borrower's Funds Account, the Construction Note Disbursement Account, the Bank Proceeds Account or, if applicable, the Bank Credit Facility and (b) the Disbursement Agent has received satisfactory evidence that such Indirect Costs are then due and payable.

     vi. Advances for Unincorporated Materials. To the extent that any Advance Request shall include any amount in respect of materials not yet incorporated into the Main Project, the Disbursement Agent will, upon satisfaction of the applicable conditions set forth in this Disbursement Agreement and the Credit Agreement, include such amount in an Advance only if (x) such amount is not greater than $10,000,000 per Contract and the aggregate amount advanced pursuant to this Section 2.2.6 as to which materials have not been so incorporated into the Main Project is not greater than $25,000,000 and (y) the following provisions are satisfied, as applicable:

          (1) with respect to building materials, components or systems which have been completed and are not otherwise subject to subsection (b) of this
Section 2.2.6, (i) such materials, components or systems are stored in a secure area and are protected from theft, vandalism and weather conditions to the reasonable satisfaction of the Administrative Agent and the Construction Consultant, (ii) the Administrative Agent and the Construction Consultant shall have received satisfactory evidence that such materials, components or systems are adequately insured for the benefit of the Lenders, (iii) the Borrower has provided the Administrative Agent and the Construction Consultant with a detailed inventory of such stored materials, components and systems and the Construction Consultant has verified that such inventory items are stored as herein required and (iv) the Borrower shall have granted the Lenders a perfected and continuing first security interest in such stored materials, components and systems prior to or simultaneously with the making of any such Advance; and

          (2) with respect to progress payments to a supplier of components or systems to be used in the Main Project, (i) the Borrower shall have provided the Administrative Agent and the Construction Consultant with a copy of the purchase order or Contract covering such component or system (and all amendments thereto or modifications thereof) which shall not require any deposit in excess of 25% (unless otherwise approved by the Administrative Agent) of the purchase price thereof, (ii) as collateral security, the Borrower shall have assigned such purchase orders or contracts, as the case may be, to the Lenders, (iii) the Borrower shall have provided evidence satisfactory to the Administrative Agent and the Construction Consultant that such components or systems are adequately insured for the benefit of the Lenders and (iv) if susceptible of being subjected to a security interest, the Borrower shall have granted the Lenders a perfected and continuing first security interest in such components or systems prior to or simultaneously with the making of any such Advance.

          (3) No portion of any Advance which is funded from the Bank Proceeds Account or from a Term A Loan shall be used as a down payment for the Gaming Equipment or the Specified Equipment which is to be leased under an FF&E Lease or financed by the credit facilities contemplated by the Approved Equipment Funding Commitments.

     vii. Advances for the Investment in Aladdin Music. Notwithstanding anything to the contrary in this Disbursement Agreement or any of the other Loan Documents, no Advance shall be made for the Line Item in the Main Project Budget entitled "Investment in Aladdin Music, LLC" until such time as the Administrative Agent has approved in its sole discretion the financing and capitalization of the Music Project and the renovations to be made to the Theater pursuant to the Theater Lease. If the Borrower does not enter into the Theater Lease, (x) there shall be no Advance for any investment in Aladdin Music, (y) the amount set forth in the Main Project Budget as the "Investment in Aladdin Music, LLC" shall be applied by the Borrower to pay for the costs of renovation of the Theater (based upon a renovation budget approved by the Administrative Agent in its sole discretion), and (z) the Term A Loan Commitment shall be reduced dollar-for-dollar by the amount remaining in such Line Item after the costs of the renovation of the Theater have been paid.

     viii. Advances for Interest. The principal amount of the Bank Credit Facility includes amounts payable as interest thereon. Such interest shall be advanced by the Disbursement Agent for payment in accordance with this Disbursement Agreement and the other Loan Documents. The Disbursement Agent will not be obligated to make any Advance for interest from and after the Conversion Date.

     c.   Accounts.

          i. Borrower's Funds Account. On or prior to the Closing Date, there shall be established the Borrower's Funds Account pursuant to the Borrower Collateral Account Agreement. The Borrower's Funds Account shall be subject to the sole dominion and control of the Disbursement Agent. There shall be deposited into the Borrower's Funds Account (t) the London Clubs Contribution,
(u) all amounts received by the Borrower from Holdings in exchange for the issuance of Borrower Series A Preferred Membership Interests, (v) all reimbursements received by the Borrower from Aladdin Bazaar for construction performed by the Borrower on or about the Mall Project pursuant to the Site Work Agreement, (w) all amounts received as liquidated damages under the Design/Build Contract, (x) all amounts received under the Fluor Guaranty, (y) all Pre-Opening Revenues and (z) all other funds or amounts received by the Borrower and not otherwise provided for in this Disbursement Agreement. Subject to the provisions of Section 5.1 and the Borrower Collateral Account Agreement, amounts on deposit in the Borrower's Funds Account shall be (x) (1) transferred first to the Collection Account and in turn thereafter transferred to the Disbursement Account and then to the Servicing Agent's Disbursement Account to pay Main Project Costs in accordance with Section 2.4.4, (2) transferred first to the Collection Account and in turn thereafter transferred to the Disbursement Account and then to the Cash Management Account to pay Main Project Costs in accordance with Section 2.3.4 and/or (3) applied to repayment or prepayment of the Obligations in accordance with the applicable provisions of the Credit Agreement and (y) on the Final Completion Date applied as provided in Section
2.8. The deposit of funds into the Borrower's Funds Account shall not create, vest in, or give the Borrower any rights to such funds and the Borrower shall have no right to draw, obtain the release of or otherwise use such funds until
(x) the requirements of Section 2.4.4 have been satisfied and (y) the conditions set forth in Sections 3.1 and 3.2 have been satisfied or waived in writing in accordance with the terms hereof.

All amounts deposited into the Borrower's Funds Account may be invested by the Securities Intermediary in Permitted Investments in accordance with Section 5.3 and the Borrower Collateral Account Agreement. Any interest which is paid on such deposited amounts shall be deposited into the Borrower's Funds Account until applied as provided in this Disbursement Agreement.

          ii. Collection Account. On or prior to the Closing Date, there shall be established the Collection Account pursuant to the Scotiabank Collateral Account Agreement. The Collection Account shall be subject to the sole dominion and control of the Disbursement Agent. There shall be deposited into the Collection Account (x) all Term A Loans (except for any Term A Loan which is being advanced as the Required Completion Amount (as defined in clause (a) of Section 2.8) in which case such Term A Loan shall be deposited into the Bank Proceeds Account) advanced from time to time by the Lenders (and/or withdrawn from the Bank Proceeds Account) and (y) all funds withdrawn by the Disbursement Agent from the Borrower's Funds Account, the Loss Proceeds Account, the Guaranty Deposit Account, and the Interest Payment Account, in each case pursuant to
Section 2.4.4. Subject to the provisions of Section 5.1 and the Borrower Collateral Account Agreement, amounts on deposit in the Collection Account shall be (x) transferred first to the Disbursement Account and then to the Servicing Agent's Disbursement Account to pay for Main Project Costs in accordance with
Section 2.4.4 and/or (y) transferred to the Disbursement Account and then to the Cash Management Account to pay for or reimburse the Borrower for the payment of Main Project Costs in accordance with Section 2.3.4. On the Final Completion Date, funds remaining in the Collection Account shall be applied as provided in
Section 2.8. The deposit of funds into the Collection Account shall not create, vest in, or give the Borrower any rights to such funds and the Borrower shall have no right to draw, obtain the release of or otherwise use such funds until
(x) the requirements of Section 2.4.4 have been satisfied and (y) the conditions set forth in Sections 3.1 and 3.2 have been satisfied or waived in writing in accordance with the terms hereof. In the event that any funds deposited into the Collection Account are, for any reason, (x) not withdrawn therefrom pursuant to Section 2.4.4 on the day on which they are deposited, or (y) are returned thereto from the Disbursement Account, such funds shall, on the next day, be withdrawn from the Collection Account and (1) in the case of funds advanced by the Lenders or withdrawn from the Bank Proceeds Account, the Loss Proceeds Account, the Guaranty Deposit Account or the Interest Payment Account, deposited into the Account from which such funds were withdrawn and (2) in the case of funds advanced by the Disbursement Agent from the Borrower's Funds Account, returned to the Borrower's Funds Account. No amounts deposited into the Collection Account may be invested.

          iii. Disbursement Account. On or prior to the Closing Date, there shall be established the Disbursement Account pursuant to the Scotiabank Collateral Account Agreement. The Disbursement Account shall be subject to the sole dominion and control of the Disbursement Agent. On each Advance Date, funds shall be withdrawn from the Collection Account and deposited into the Disbursement Account in accordance with Section 2.4.4. Subject to the provisions of Section 5.1 and the Borrower Collateral Account Agreement, amounts on deposit in the Disbursement Account shall be (x) transferred to Servicing Agent's Disbursement Account to pay for Main Project Costs in accordance with
Section 2.6 and/or (y) transferred to the Cash Management Account to pay for or reimburse the Borrower for the payment of Main Project Costs in accordance with
Section 2.3.4. On the Final Completion Date, funds remaining in the Disbursement Account shall be applied as provided in Section 2.8. The deposit of funds into the Disbursement Account shall not create, vest in, or give the Borrower any rights to such funds and the Borrower shall have no right to draw, obtain the release of or otherwise use such funds until (x) the requirements of
Section 2.4.4 have been satisfied and (y) the conditions set forth in Sections
3.1 and 3.2 have been satisfied or waived in writing in accordance with the terms thereof. In the event that any funds deposited into the Disbursement Account are, for any reason, not withdrawn therefrom pursuant to Section 2.6 on the day on which they are deposited, such funds shall, on the next day, be withdrawn from the Disbursement Account and returned to the Collection Account. No amounts deposited into the Disbursement Account may be invested.

          iv. Cash Management Account. On or prior to the Closing Date, there shall be established the Cash Management Account pursuant to the Servicing and Collateral Account Agreement. On the Closing Date $750,000 shall be transferred from the Borrower's Funds Account to the Cash Management Account (such amount may be increased to $5,000,000 when Advances of the Term B Loan and Term C Loan commence). The Borrower shall be permitted from time to time to replace amounts drawn from the Cash Management Account net of interest earned by including a request to such effect in an Advance Request (which request shall include proof of payment of all amounts withdrawn from the Cash Management Account); provided, however, prior to the time that the Cash Management Account is funded from the Bank Proceeds Account or Term A Loan the amount to be replaced may include the face amount of checks which have been issued by the Borrower in accordance with this Section 2.3.4 but which have not yet been presented for payment. Subject to the provisions of Section 5.1 and the Servicing and Collateral Account Agreement, the Borrower shall be permitted from time to time to draw checks on and otherwise withdraw amounts on deposit in the Cash Management Account to pay due and payable Main Project Costs allocated to the Main Project in accordance with the terms hereof; provided, however, if the Cash Management Account is funded from the Bank Proceeds Account or Term A Loans, the Borrower shall only pay for Main Project Costs therefrom which are to be paid from the Loans or the Bank Proceeds Account as set forth in the Main Project Budget and in accordance with the Credit Agreement. Except as set forth in the immediately preceding sentence, the deposit of funds into the Cash Management Account shall not create, vest in, or give the Borrower any rights to such funds and the Borrower shall have no right to draw, obtain the release of or otherwise use such funds until (x) the requirements of Section 2.4.4 have been satisfied and (y) the conditions set forth in Sections 3.1 and 3.2, as the case may be, have been satisfied or waived in writing in accordance with the terms thereof. On the Final Completion Date, funds remaining in the Cash Management Account shall be applied as provided in Section 2.8. All amounts deposited into the Cash Management Account may be invested in Overnight Funds and in money market investments of U.S.

Bank National Association in accordance with Section 2.3.12 and the Servicing and Collateral Account Agreement.

          v. Interest Payment Account. On or prior to the Closing Date, there shall be established the Interest Payment Account pursuant to the Borrower Collateral Account Agreement. The Interest Payment Account shall be subject to the sole dominion and control of the Disbursement Agent. On each Advance Date until the Conversion Date, funds shall be withdrawn from the Disbursement Account and deposited into the Interest Payment Account to the extent necessary to pay interest on, and other amounts payable with respect to, the Bank Credit Facility as set forth in Advance Requests delivered to the Disbursement Agent and in accordance with Section 2.7. On the date that interest and any other amount with respect to the Bank Credit Facility becomes due and payable, such amount shall be transferred from the Interest Payment Account to the Collection Account and thereafter to the Disbursement Account for distribution to the Lenders and/or the Agents entitled to such payment. On the Final Completion Date, funds remaining in the Interest Payment Account shall be applied as provided in Section 2.8. The deposit of funds into the Interest Payment Account shall not create, vest in, or give the Borrower any rights to such funds and the Borrower shall have no right to draw, obtain the release of or otherwise use such funds. All amounts deposited into the Interest Payment Account may be invested by the Securities Intermediary in Permitted Investments in accordance with Section 5.3 and the Borrower Collateral Account Agreement. Any interest which is paid on such deposited amounts shall be deposited into the Interest Payment Account until applied as provided in this Disbursement Agreement.

          vi.  Bank Proceeds Account; Term B Sub-Account; Term C Sub-Account.

               (a) On or prior to the Closing Date, there shall be established the Bank Proceeds Account pursuant to the Borrower Collateral Account Agreement. The Bank Proceeds Account shall be subject to the sole dominion and control of the Disbursement Agent. There shall be deposited into the Bank Proceeds Account
(x) the

Term B Loans (which in turn shall be transferred to the Term B Sub-Account), the Term C Loans (which in turn shall be transferred to the Term C Sub-Account) and any Term A Loan which is not to be transferred to the Collection Account and/or the Disbursement Account on the same day such Term A Loan is made to the Borrower and (y) all amounts which are transferred to the Disbursement Account on the day deposited but are later returned to the Collection Account. There shall also be deposited into the Bank Proceeds Account the amounts set forth in
Section 2.8(d). Subject to the provisions of Section 5.1 and the Borrower Collateral Account Agreement, amounts on deposit in the Bank Proceeds Account shall, from time to time, be transferred to the Collection Account in accordance with Section 2.5 and thereafter to the Disbursement Account for application to pay Main Project Costs in accordance with Section 2.4.4 and, on the Final Completion Date, be applied as provided in Section 2.8. The deposit of funds into the Bank Proceeds Account shall not create, vest in or give the Borrower any rights to such funds and the Borrower shall have no right to draw, obtain the release of or otherwise use such funds until (x) the requirements of Section
2.4.4 have been satisfied and (y) the conditions set forth in Sections 3.1 and
3.2 have been satisfied or waived in writing in accordance with the terms hereof. All amounts deposited into the Bank Proceeds Account may be invested by the Securities Intermediary in Permitted Investments in accordance with Section
5.3 and the Borrower Collateral Account Agreement. Any interest which is paid on such deposited amounts shall be deposited into the Bank Proceeds Account until applied as provided in this Disbursement Agreement.

               (b) On or prior to the Closing Date, there shall be established as part of the Bank Proceeds Account the Term B Sub-Account and the Term C Sub-Account pursuant to the Borrower Collateral Account Agreement. The Term B Sub-Account and the Term C Sub-Account shall be subject to the sole dominion and control of the Disbursement Agent. There shall be deposited into the Term B Sub-Account and the Term C Sub-Account the Term B Loans and the Term C Loans, respectively. Subject to the provisions of Section 5.1 and the Borrower Collateral Account Agreement, amounts on deposit in the Term B Sub-Account and the Term C Sub-Account shall, from time to time, be transferred pari passu to the Collection Account in accordance with
Section 2.5 and thereafter to the Disbursement Account for application to pay Main Project Costs in accordance with Section 2.4.4 and, on the Final Completion Date, be applied as provided in Section 2.8. The deposit of funds into the Term B Sub-Account and the Term C Sub-Account shall not create, vest in or give the Borrower any rights to such funds and the Borrower shall have no right to draw, obtain the release of or otherwise use such funds until (x) the requirements of
Section 2.4.4 have been satisfied and (y) the conditions set forth in Sections
3.1 and 3.2 have been satisfied or waived in writing in accordance with the terms hereof. All amounts deposited into the Term B Sub-Account and the Term C Sub-Account may be invested by the Securities Intermediary in Permitted Investments in accordance with Section 5.3 and the Borrower Collateral Account Agreement. Any interest which is paid on such deposited amounts shall be deposited into the Term B Sub-Account or the Term C Sub-Account, as applicable, until applied as provided in this Disbursement Agreement.

          vii. Construction Note Disbursement Account. On or prior to the Closing Date, there shall be established the Construction Note Disbursement Account pursuant to the Holdings Collateral Account Agreement. The Construction Note Disbursement Account shall be subject to the sole dominion and control of the Disbursement Agent for the benefit of the Discount Note Indenture Trustee. Holdings shall deposit the proceeds from the sale of the Discount Notes into the Construction Note Disbursement Account. Subject to the provisions of Section
5.1 and the Holdings Collateral Account Agreement, amounts on deposit in the Construction Note Disbursement Account shall, from time to time, be transferred to the Borrower's Funds Account in repayment of an advance in the amount of $37,000,000 together with interest thereon made by the Borrower to Holdings on the Closing Date. Thereafter such amounts shall be transferred to the Collection Account and thereafter (x) to the Disbursement Account and then to the Servicing Agent's Disbursement Account to pay for Main Project Costs in accordance with Section 2.4.4 and/or (y) to the Cash Management Account to pay for or reimburse the Borrower for the payment of Main Project Costs in accor-dance with Section 2.3.4. On the Final Completion Date, any funds remaining in the Construction Note Disbursement Account shall be transferred to the Borrower's Funds Account and applied as provided in Section 2.8. The deposit of funds into the Construction Note Disbursement Account shall not create, vest in or give the Borrower any rights to such funds and the Borrower shall have no right to draw, obtain the release of or otherwise use such funds until (x) the requirements of Section 2.4.4 have been satisfied and (y) the conditions set forth in Sections 3.1 and 3.2 have been satisfied or waived in writing in accordance with the terms hereof. All amounts deposited into the Construction Note Disbursement Account may be invested by the Securities Intermediary in Permitted Investments in accordance with Section 5.3 and the Holdings Collateral Account Agreement. Any interest which is paid on such deposited amounts shall be deposited into the Construction Note Disbursement Account until applied as provided in this Disbursement Agreement.

          viii. Loss Proceeds Account. On or prior to the Closing Date, there shall be established the Loss Proceeds Account pursuant to the Borrower Collateral Account Agreement. The Loss Proceeds Account shall be subject to the sole dominion and control of the Disbursement Agent. There shall be deposited into the Loss Proceeds Account the Loss Proceeds. Subject to the provisions of
Section 5.1 and the Borrower Collateral Account Agreement, amounts on deposit in the Loss Proceeds Account shall, from time to time, be transferred to the Collection Account and thereafter (x) to the Disbursement Account and then to the Servicing Agent's Disbursement Account to pay for Main Project Costs in accordance with Section 2.4.4 and/or (y) to the Cash Management Account to pay for or reimburse the Borrower for the payment of Main Project Costs in accordance with Section 2.3.4. On the Final Completion Date any funds remaining in the Loss Proceeds Account shall be applied as provided in Section 2.8. The deposit of funds into the Loss Proceeds Account shall not create, vest in or give the Borrower any rights to such funds and the Borrower shall have no right to draw, obtain the release of or otherwise use such funds until (x) the requirements of Section 2.4.4 have been satisfied and (y) the conditions set forth in Sections 3.1 and 3.2 have been satisfied or waived in writing in accordance with the terms hereof. All amounts deposited into the Loss Proceeds Account may be invested by the Securities Intermediary in Permitted Investments in accordance with Section 5.3 and the Borrower Collateral Account Agreement. Any interest which is paid on such deposited amounts shall be deposited into the Loss Proceeds Account until applied as provided in this Disbursement Agreement.

          ix. Guaranty Deposit Account. On or prior to the Closing Date, there shall be established the Guaranty Deposit Account pursuant to the Borrower Collateral Account Agreement. The Guaranty Deposit Account shall be subject to the sole dominion and control of the Disbursement Agent. There shall be deposited into the Guaranty Deposit Account amounts advanced by or on behalf of the Completion Guarantors pursuant to the Completion Guaranty. Subject to the provisions of Section 5.1 and the Borrower Collateral Account Agreement, amounts on deposit in the Guaranty Deposit Account shall, from time to time, be transferred to the Collection Account and thereafter (x) to the Disbursement Account to pay Main Project Costs in accordance with Section 2.4.4 and/or (y) to the Cash Management Account to pay for or reimburse the Borrower for the payment of Main Project Costs in accordance with Section 2.3.4. On the Final Completion Date any funds remaining in the Guaranty Deposit Account shall be applied as provided in Section 2.8. The deposit of funds into the Guaranty Deposit Account shall not create, vest in or give the Borrower any rights to such funds and the Borrower shall have no right to draw, obtain the release of or otherwise use such funds until (x) the requirements of Section 2.4.4 have been satisfied and
(y) the conditions set forth in Sections 3.1 and 3.2 have been satisfied or waived in writing in accordance with the terms hereof. All amounts deposited into the Guaranty Deposit Account may be invested by the Securities Intermediary in Permitted Investments in accordance with Section 5.3 and the Borrower Collateral Account Agreement. Any interest which is paid on such deposited amounts shall be deposited into the Guaranty Deposit Account until applied as provided in this Disbursement Agreement.

          x. Servicing Agent's Disbursement Account. On or prior to the Closing Date, there shall be established the Servicing Agent's Disbursement Account pursuant to the Servicing and Collateral Account Agreement. The Servicing Agent's Disbursement Account shall be subject to the sole dominion and control of the Disbursement Agent. On each Advance Date, funds shall be withdrawn from the Disbursement Account and deposited into the Servicing Agent's Disbursement Account in accordance with
Section 2.4.4. Amounts on deposit in the Servicing Agent's Disbursement Account shall be paid to the appropriate Person in accordance with the Servicing and Collateral Account Agreement. Funds on deposit in the Servicing Agent's Disbursement Account which have not been withdrawn as of the close of business on each Business Day during the term of the Servicing and Collateral Account Agreement may be invested in Overnight Investments in accordance with Section
5.3 and the Servicing and Collateral Account Agreement. On the Final Completion Date any funds remaining in the Servicing Agent's Disbursement Account shall be applied as provided in Section 2.8. The deposit of funds into the Servicing Agent's Disbursement Account shall not create, vest in, or give the Borrower any rights to such funds and the Borrower shall have no right to draw, obtain the release of or otherwise use such funds until (x) the requirements of Section
2.4.4 have been satisfied and (y) the conditions set forth in Sections 3.1 and
3.2 have been satisfied or waived in writing in accordance with the terms hereof. In the event that any funds deposited into the Servicing Agent's Disbursement Account are, for any reason, not withdrawn therefrom on the day on which they are deposited, such funds shall, at the close of business on such day, be transferred to the Servicing Agent's Disbursement Investment Account and applied in accordance with Section 2.3.11.

          xi. Servicing Agent's Payroll Account. On or prior to the Closing Date, there shall be established the Servicing Agent's Payroll Account pursuant to the Servicing and Collateral Account Agreement. The Servicing Agent's Payroll Account shall be subject to the sole dominion and control of the Disbursement Agent. On each Advance Date, funds for payroll payments shall be withdrawn from the Disbursement Account and deposited into the Servicing Agent's Payroll Account in accordance with Section 2.4.4. Amounts on deposit in the Servicing

Agent's Payroll Account shall be paid to the appropriate Person in accordance with the Servicing and Collateral Account Agreement. On the Final Completion Date any funds remaining in the Servicing Agent's Payroll Account shall be applied as provided in Section 2.8. The deposit of funds into the Servicing Agent's Payroll Account shall not create, vest in, or give the Borrower any rights to such funds and the Borrower shall have no right to draw, obtain the release of or otherwise use such funds until (x) the requirements of Section
2.4.4 have been satisfied and (y) the conditions set forth in Sections 3.1 and
3.2 have been satisfied or waived in writing in accordance with the terms hereof. In the event that any funds deposited into the Servicing Agent's Payroll Account are, for any reason, not withdrawn therefrom on the day on which they are deposited, such funds shall, as of the close of business on such day, be transferred to the Servicing Agent's Disbursement Account and applied in accordance with Section 2.3.11.

d.   Mechanics for Obtaining Advances.

          i.   Preliminary Notices from the Borrower.

               (1) Subject to Section 2.2.2, from time to time the Borrower shall have the right to deliver to the Administrative Agent, the Discount Note Indenture Trustee (subject to the proviso in the first sentence of Section 2.4.1(b)), the Disbursement Agent, the Servicing Agent and the Construction Consultant a preliminary Advance Request (each, a "Preliminary Advance Request") requesting that an Advance be made on or after the fifteenth (15th) Business Day after delivery of such Preliminary Advance Request.

               (2) Concurrently with the delivery by the Borrower of each Preliminary Advance Request pursuant to subsection (a) above, the Borrower shall deliver to each of the Administrative Agent, the Discount Note Indenture

Trustee, the Disbursement Agent, the Servicing Agent and the Construction Consultant a preliminary Notice of Advance Request (each, a "Preliminary Notice of Advance Request"); provided, however, from and after the time that all amounts in the Construction Note Disbursement Account have been advanced, the Discount Note Indenture Trustee shall no longer be entitled to receive a Preliminary Advance Request and the only delivery thereof by the Borrower shall be to the Administrative Agent, the Disbursement Agent, the Servicing Agent and the Construction Consultant. Such Preliminary Notice of Advance Request shall reference the requested Advance Date set forth in the Preliminary Advance Request and shall contain the other information required thereby.

               (3) Each Preliminary Advance Request delivered by the Borrower pursuant to subsection (a) above shall request Advances in order (i) to pay interest on, and other amounts (other than Scheduled Amortization and Mandatory Prepayments) due with respect to, the Bank Credit Facility which will become due and payable on or after the requested Advance Date and prior to the next succeeding Advance Date, until the earlier of (x) the Conversion Date or (y) such time as the Main Project is generating cash flow over the amount required for Operating Costs and Main Project Costs, and/or (ii) to pay other Main Project Costs estimated to become due and payable on or prior to the requested Advance Date. The Borrower shall not be permitted to obtain Advances for the purpose of paying interest due and payable with respect to the Bank Credit Facility at any time after the Conversion Date. Each such Preliminary Advance Request shall set forth the payee, broken down by Contractor, Subcontractor and Line Item. Promptly after delivery of each preliminary Advance Request, the Borrower, the Disbursement Agent and the Construction Consultant shall review such Advance Request and attachments thereto to determine whether all required documentation has been provided. The Borrower and the Construction Consultant also shall review the work referenced in such Preliminary Advance Request, including work estimated to be completed through the applicable Advance Date as such work is being performed.

          ii.  Final Notices from the Borrower.

               (1) The Borrower shall have the right, with respect to each Preliminary Advance Request delivered in accordance with Section 2.4.1(a) above, to deliver to the Administrative Agent, the Discount Note Indenture Trustee (subject to the proviso in the first sentence of Section 2.4.2(b)), the Disbursement Agent, the Servicing Agent and the Construction Consultant a final Advance Request (each a "Final Advance Request") containing all exhibits, attachments and certificates required thereby (other than the Construction Consultant's Certificate), all appropriately completed and duly executed. Each Final Advance Request shall be delivered no later than nine (9) Business Days prior to the requested Advance Date (it being understood that the Borrower may, in the Final Advance Request, request an Advance Date that is later than the date originally requested pursuant to the Preliminary Advance Request).

          (2) Concurrently with the delivery by the Borrower of each Final Advance Request pursuant to subsection (a) above, the Borrower shall deliver to each of the Discount Note Indenture Trustee, the Construction Consultant, the Administrative Agent, the Disbursement Agent and the Servicing Agent (x) the commitment from each Title Insurer evidencing such Title Insurer's unconditional agreement to issue an endorsement to the Title Policies on the Advance Date which conforms to the requirements of Section 3.2.9 and (y) a final Notice of Advance Request (each, a "Final Notice of Advance Request") appropriately completed and duly executed; provided, however, the Discount Note Indenture Trustee shall be entitled to receive a Final Notice of Advance Request only if it has received a Preliminary Advance Request pursuant to Section 2.4.1(b) above. Each Final Notice of Advance Request shall state that pursuant to an Advance Request being concurrently delivered to the Disbursement Agent, the Borrower is requesting that an Advance be made on the Advance Date set forth in such Final Advance Request.

          (3) Within four (4) days after its receipt of each Final Advance Request pursuant to subsection (a) above, the Construction Consultant shall deliver directly to the Disbursement Agent (with a copy to the Borrower) and the Discount Note Indenture Trustee if the Discount Note Indenture Trustee has received a Preliminary Advance Request pursuant to Section 2.4.1(b) above its Construction Consultant's Certificate with respect to such Advance Request, either approving or disapproving the Advance Request; provided that if the Construction Consultant disapproves one or more particular payments or disbursements to any Contractor or Subcontractor requested by the Advance Request, but the Advance Request otherwise complies with the requirements hereof, then the Construction Consultant shall approve the Advance Request and all payments and disbursements requested therein other than the particular payments or disbursements so disapproved.

          iii. Advance Notices from Disbursement Agent.

               (1) Promptly after delivery of each Final Advance Request and related Final Notice of Advance Request by the Borrower pursuant to Section 2.4.2(a) and (b) above, the Disbursement Agent shall review the same in order to reconcile the information set forth in the Advance Request with the information set forth in the related Notice of Advance Request and determine whether all required documentation has been provided and whether all applicable conditions precedent pursuant to this Disbursement Agreement have been satisfied. In particular, and without limiting the generality of the foregoing, the Disbursement Agent shall independently verify, using information in its possession and obtained from the Construction Consultant, (i) the Borrower's calculation of Available Funds, including Anticipated Earnings, set forth in the Advance Request, (ii) that after giving effect to the requested Advance, the Available Funds equal or exceed the Remaining Costs, (iii) that the Unallocated Contingency Balance equals or exceeds the Required Minimum Contingency, (iv) that the allocation of the requested Advance among the various funding sources complies with the provisions of Section 2.5, and (v) that the Borrower's calculation of interest and other amounts to become due and payable on the Bank Credit Facility from and after the requested Advance Date and prior to the immediately succeeding Advance Date is accurate. Subject to the other subsections of this Section 2.4, at such time as the Disbursement Agent has received the Construction Consultant's Certificate as required by Section 2.4.2(c) and otherwise determines that the applicable conditions precedent set forth in Article 3 with respect to a requested Advance have been satisfied, but no less than three (3) Business Days prior to the requested Advance Date, the Disbursement Agent shall acknowledge receipt of the Notice of Advance Request and deliver the same to the Borrower and the Servicing Agent

(as so received and acknowledged, an "Advance Confirmation Notice") and shall instruct the Construction Consultant to provide the Discount Note Indenture Trustee (to the extent that the circumstances factually permit the Construction Consultant to do so in good faith) with an On Schedule Certificate.

               (2) In the event that, pursuant to Section 2.4.2(c), the Construction Consultant approves only a portion of the payments or disbursements requested by the Advance Request or, if based on its review of the Advance Request and accompanying Notice of Advance Request, the Disbursement Agent finds any minor or purely mathematical errors or inaccuracies in the Advance Request or the Notice of Advance Request (including any inaccuracy in the allocations made pursuant to Section 2.5 hereof), but the Advance Request and Notice of Advance Request otherwise conform to the requirements of this Disbursement Agreement, the Disbursement Agent shall (i) notify the Borrower, the Administrative Agent, the Discount Note Indenture Trustee (but only so long as amounts are on deposit in the Construction Note Disbursement Account) and the Servicing Agent thereof, (ii) revise (to the extent it is able to do so) or request the Borrower to revise such certificates to remove the request for the disapproved payment and/or rectify any errors or inaccuracies, (iii) deliver or request the Borrower to deliver the revised Notice of Advance Request to the Administrative Agent, the Servicing Agent and the Discount Note Indenture Trustee (but only so long as amounts are on deposit in the Construction Note Disbursement Account), and (iv) approve the requested Advance and issue the Advance Confirmation Notice after making the required revisions (or receiving from the Borrower the revised certificates) on the basis of the certificates as so revised. In the event that the Disbursement Agent revises the Advance Request and Notice of Advance Request, the effect of which is to increase the amount to be disbursed from the Bank Proceeds Account or, if applicable, to be advanced as a Term A Loan under the Bank Credit Facility, the amounts of such increase shall first be made from the Bank Proceeds Account (to the extent of proceeds therein) and thereafter as a Term A Loan, subject to the terms of the Credit Agreement. In the event that the Disbursement Agent revises the Advance Request and Notice of Advance Request, the effect of which is to decrease the amounts to be disbursed from the Bank Proceeds Account and/or advanced as a Term A Loan, the amounts of such decrease shall first reduce the amount of such Advance to be made as a Term A Loan requested under such Facility and then reduce the amount of such Advance to be disbursed from the Bank Proceeds Account. All references to a particular requested Advance, Advance Request or Notice of Advance Request in the ensuing provisions of this Article 2 shall, to the extent the context so requires, refer to the same as revised or modified pursuant to the preceding sentence.

               (3) In the event that the Disbursement Agent (x) on or prior to the third Business Day prior to the requested Advance Date determines pursuant to Section 2.4.3(a) that the conditions precedent to an Advance have not been satisfied or (y) prior to the time that such Advance has been made receives notice from the Administrative Agent that an Event of Default has occurred and is continuing under the Credit Agreement, then the Disbursement Agent shall notify the Borrower, the Administrative Agent, the Discount Note Indenture Trustee (but only so long as amounts are on deposit in the Construction Note Disbursement Account) and the Servicing Agent thereof as soon as reasonably possible but in no event later than one (1) Business Day after such determination or receipt, as the case may be (each such notification referred to herein as, a "Stop Funding Notice"). The Stop Funding Notice shall specify the conditions precedent which the Disbursement Agent has determined have not been satisfied and/or shall attach a copy of any notice of default received by the Disbursement Agent. Upon such written notice from the Disbursement Agent, (u) none of the Lenders or the Discount Note Indenture Trustee shall have any obligation to advance their respective Facilities' portion of the requested Advance other than, with respect to the Lenders, for an Advance to pay interest on the Bank Credit Facility (but only if so directed by the Administrative Agent) or, if applicable, to reimburse the Issuer for draws under one or more Letters of Credit, (v) the Disbursement Agent shall not withdraw any funds from the Borrower's Funds Account, the Bank Proceeds Account, the Construction Note Disbursement Account, the Loss Proceeds Account and/or the Guaranty Deposit Account to satisfy such requested Advance other than for an Advance to pay interest or any other amount due with respect to the Bank Credit Facility or, if applicable, to reimburse the Issuer for draws under one or more Letters of Credit, (w) the Disbursement Agent shall not withdraw, transfer or release to the Borrower any funds then on deposit in the Collection Account or the Disbursement Account, (x) the Servicing Agent shall not release to any Person any portion of the Advance then on deposit in the Servicing Agent's Disbursement Account which is covered by the Stop Funding Notice, (y) the Borrower shall not withdraw, transfer or release any funds then on deposit in the Cash Management Account to pay for any Main Project Cost which would have been paid from the Advance covered by such Stop Funding Notice and
(z) any Advance Confirmation Notice issued prior to the issuance of a Stop Funding Notice (if the Advance to which such Advance Confirmation Notice relates has not been made) shall become null and void and of no force or effect with respect to such Advance other than the portion thereof which is advanced to pay interest on the Bank Credit Facility or, if applicable, to reimburse the Issuer for draws under one or more Letters of Credit; provided that the nullification of any such Advance Confirmation Notice shall not affect the obligations of the Borrower for broken funding costs under the Bank Credit Facility.

               (4) At such time, if ever, as (x) the Disbursement Agent (1) determines that the condition precedent to the requested Advance which had not been satisfied has become satisfied or (2) receives notice from the Administrative Agent that such Event of Default no longer exists, as the case may be, or (y) the Administrative Agent informs the Disbursement Agent that the event or events giving rise to the Stop Funding Notice have been waived, the Disbursement Agent shall deliver an Advance Confirmation Notice to the Borrower and the Administrative Agent.

          iv.  Provision for Advances.

               (1) In the case of an Advance Confirmation Notice issued pursuant to Section 2.4.3(a) above, on the requested Advance Date, before 11:00 a.m. New York, New York time, the Lenders shall deposit or cause to be deposited in the Bank Proceeds Account, in immediately available funds, their respective portion of the requested Advance, as determined pursuant to Section 2.5.1 and set forth in the related Advance Confirmation Notice; provided, however, that to the extent that all or a portion of such Advance is to be transferred to the Disbursement Account by the Disbursement Agent on such Advance Date, such portion of such Advance shall be deposited into the Collection Account. Upon confirming that all such funds required to be deposited in the Collection Account pursuant to the preceding sentence have been deposited, the Disbursement Agent immediately shall withdraw from the Borrower's Funds Account, the Construction Note Disbursement Account, the Loss Proceeds Account and the Guaranty Deposit Account the portion of the Advance to be funded from each such Account as determined pursuant to Section 2.5 and set forth in the related Advance Confirmation Notice and deposit such funds in the Collection Account. Once all such funds have been deposited in the Collection Account, the Disbursement Agent promptly (subject to Section 2.4.3(b)) shall withdraw such funds and deposit them in the Disbursement Account. All funds so deposited in the Disbursement Account shall thereafter be applied as provided in Section 2.7. With respect to the Initial Advance, the proceeds of the Term B Loan shall be deposited into the Term B Sub-Account and the proceeds of the Term C Loan shall be deposited into the Term C Sub-Account and held therein until Advanced in accordance with the terms of this Disbursement Agreement.

          (2) Subject to Section 2.4.3(b), after an Advance Confirmation Notice has been given, the failure of any Lender to make any Advance under the Bank Credit Facility shall not relieve any other Lender of its obligation to make any Advance under the Bank Credit Facility, but no Lender shall be responsible for the failure of any other Lender to make any Advance. Neither the Disbursement Agent nor the Administrative Agent shall be responsible for any Lender's failure to make any required Advance. The Disbursement Agent shall not transfer funds to the Disbursement Account or allow for the release to the Borrower of any amounts properly advanced until all Advances requested by the relevant Advance Request have been deposited in the Collection Account unless the Lenders who have made the Advances request such release. The withholding of such Advances by the Disbursement Agent shall not release the Lender which failed to make the Advance under the Bank Credit Facility from liability to the other Lenders and the Borrower.

               (3) The Disbursement Agent shall have no liability to the Borrower arising from any Stop Funding Notice issued pursuant to Section 2.4.3(b) at the request of the Administrative Agent (a "Stop Funding Request"), whether or not the Administrative Agent was entitled to make any such Stop Funding Request; provided, however, that nothing herein shall release from liability the Administrative Agent for issuing the Stop Funding Request if such issuance constituted an act of gross negligence or willful misconduct on the part of the Administrative Agent.

          v. Change in Facts Certified. The Borrower shall notify the Disbursement Agent prior to the making of any Advances in the event that any of the matters to which the Borrower certified in the corresponding Advance Request is no longer true and correct in all material respects as of the applicable Advance Date. The acceptance by the Borrower of the proceeds of any Advance shall constitute a recertification by the Borrower, as of the applicable Advance Date, of all matters certified to in the related Advance Request.

          vi. References to Dates. In the event that any day or date referred to in the foregoing provisions of this Section 2.4 occurs on a day that is not a Business Day, the reference shall be deemed to be to the next succeeding Business Day.

e.   Allocation of Advances.

          i. Allocations Among Hotel/Casino Component and Equipment Component. All Main Project Costs allocated pursuant to the Main Project Budget to the Hotel/Casino Component shall be paid only from Hotel/Casino Component Funding Sources (other than the Approved Equipment Funding Commitments) and all Main Project Costs allocated pursuant to the Main Project Budget to the Equipment Component shall be paid only from the GECC Commitment. The Advance Request shall specify which costs are to be reimbursed by Aladdin Bazaar pursuant to the Site Work Agreement. In furtherance of the foregoing principle, all Advances to be satisfied from the Hotel/Casino Component Funding Sources shall be made in the following order of priority:

               (1) First, from funds on deposit from time to time in the Borrower's Funds Account until exhausted;

               (2) Second, from funds on deposit from time to time in the Construction Note Disbursement Account (which funds shall be transferred by the Disbursement Agent to the Borrower's Funds Account after the purchase by Holdings of Borrower Series A Preferred Membership Interests) and, if applicable, thereafter, first from the Guaranty Deposit Account and then from the Loss Proceeds Account until exhausted;

               (3) Third, from the Bank Proceeds Account pari passu from the funds from time to time in the Term B Sub-Account and the Term C Sub-Account; and

               (4) Then, from the Term A Loan to the extent available to be drawn under the Bank Credit Facility.

          Notwithstanding anything to the contrary in this Disbursement Agreement (x) in no event shall any Advance of funds in the Term B Sub-Account, the Term C Sub-Account or from the Term A Loan be made (other than to reimburse the Issuer for draws under one or more Letters of Credit) until all amounts in the Construction Note Disbursement Account have been transferred to the Borrower's Funds Account and applied in accordance with this Disbursement Agreement and (y) all amounts deposited into the Borrower's Funds Account and the Loss Deposit Account pursuant to clause (a) of Section 3 of the Environmental Indemnity shall be used to pay for the Indemnified Obligations (as such term is defined in the Environmental Indemnity) in accordance with the Environmental Indemnity.

          ii. Post-Advance Reallocations. In the event that at any time the Disbursement Agent determines that the allocations made in any previous Advance Requests pursuant to the foregoing provisions of this Section 2.5 were erroneous or inaccurate, the parties shall cooperate to rectify such misallocations by allocating future Advances in a manner that accounts for the previous misallocation or by using such other methods reasonably determined by the Disbursement Agent.

     f.   Disbursements.

          i. No later than 2:00 p.m. New York, New York time on the requested Advance Date, or such later date as may occur pursuant to Section 2.4.4, if the Disbursement Agent has received funds from each Lender required to make an Advance pursuant to the relevant Advance Request and transferred the funds as required for such Advance from the Collection Account to the Disbursement Account, the Disbursement Agent shall transfer all funds (or where applicable, the funds as to which the request described in the penultimate sentence of
Section 2.4.4(b) has been made) in the Disbursement Account as follows:

               (1) to the extent set forth in the Advance Request, by disbursement to the Interest Payment Account and the Cash Management Account; and

               (2) with respect to amounts requested by the Advance Request to be paid to the Design/Builder and/or any Contractors and/or Subcontractors, by disbursement of such amount from the Disbursement Account at the election of the Administrative Agent, (i) directly to the payee entitled thereto (by check or by wire transfer) or (ii) to the Servicing Agent's Disbursement Account for further distribution by the Servicing Agent in accordance with the Servicing and Collateral Account Agreement.

          ii. All disbursements made pursuant to Section 2.6.1 shall satisfy, in and of themselves, the obligations of the Disbursement Agent, the Administrative Agent and each Lender hereunder and under the Credit Agreement and shall be secured by the Loan Documents to the same extent as if made directly to the Borrower, regardless of the disposition thereof by the payees of such disbursements.

     g. Payments of Interest and Other Amounts Under the Loan Documents; Obligatory Advances for Letters of Credit. Until the Conversion Date, the Borrower shall include in each Advance Request delivered pursuant to Sections 2.4.1(a) and 2.4.2(a) a request that an Advance be made to pay the interest and all other amounts (other than Scheduled Amortization and Mandatory Prepayments) that will become due and payable under or with respect to the Bank Credit Facility on or after the requested Advance Date under such Advance Request and prior to the immediately succeeding Advance Date. Each such Advance Request shall specify the amount and the date on which such interest or other amount will become due and payable. If the Borrower fails to set forth such information in any Advance Request or fails to deliver timely any Advance Request, then, with respect to the Bank Credit Facility, the Administrative Agent may deliver such information and a request for payment to the Disbursement Agent upon receipt of which the Disbursement Agent shall revise the Advance Request and related Notice of Advance Request to provide for such payment. The Borrower acknowledges that failure of any notice referenced in this Section to be delivered to the Disbursement Agent shall not in any way exonerate or diminish the Borrower's obligation to make all payments under the Bank Credit Facility as and when due. Subject to the provisions of Section 5.1 and the Borrower Collateral Account Agreement, the Disbursement Agent shall apply amounts on deposit in the Interest Payment Account to the payment of interest on the Bank Credit Facility on the date that the Disbursement Agent is advised such amounts will become due and payable. The Borrower shall not be permitted to obtain Advances for the purpose of paying interest or other Debt Service at any time after the Conversion Date.

               (1) Notwithstanding anything to the contrary in this Disbursement Agreement (i) upon any draw of all or a portion of any Letter of Credit issued by one or more of the Lenders and (ii) payment made with respect to maturing LIBO Rate contracts, at the option of the Lenders, such draw or payment, as the case may be, shall be deemed to be a request by the Borrower to make an Advance hereunder. Any such Advance shall be made in accordance with the allocations in Section 2.5 and the applicable provisions of the Credit Agreement.

     h.   Completion Date Procedures.

               (1) No less than ten (10) Business Days prior to the anticipated Conversion Date, the Borrower shall deliver to the Construction Consultant, the Disbursement Agent and the Administrative Agent the Borrower's Completion Certificate with all attachments thereto. The Borrower's Completion Certificate shall indicate the anticipated Conversion Date and set forth all the other information required thereby, including the aggregate amount of Main Project Costs anticipated to become due and payable after the Conversion Date in order to achieve Final Completion (the "Required Completion Amount"). The Borrower's Completion Certificate shall set forth each Hotel/Casino Component Funding Source's portion of the Required Completion Amount calculated in accordance with
Section 2.5.

               (2) The Disbursement Agent, the Administrative Agent and the Construction Consultant shall review the Borrower's Completion Certificate. In the event that the Disbursement Agent, the Administrative Agent or the Construction Consultant discovers any mathematical or other minor errors in the Borrower's Completion Certificate they shall request the Borrower to revise and resubmit the certificate. Within five (5) days after its receipt of the Borrower's Completion Certificate, the Construction Consultant shall deliver to the Disbursement Agent, the Administrative Agent and the Borrower the Construction Consultant's Completion Certificate.

               (3) Upon receipt by the Disbursement Agent of the Construction Consultant's Completion Certificate confirming, to the extent required thereby, the certifications set forth in the Borrower's Completion Certificate, but no later than three (3) days prior to the Conversion Date, the Disbursement Agent shall, subject to its approval of the Borrower's Completion Certificate, countersign the Borrower's Completion Certificate and forward the same to the Administrative Agent.

               (4) On the Conversion Date, not later than 2:00 p.m. New York, New York time, the Lenders shall deposit or cause to be deposited in the Bank Proceeds Account the Bank Credit Facility's portion of the

Required Completion Amount calculated in accordance with Section 2.8 and set forth in the Borrower's Completion Certificate. Thereafter, the Disbursement Agent shall withdraw any remaining funds on deposit in the Bank Proceeds Account and deliver such funds to the Administrative Agent to be applied in accordance with the Credit Agreement.

     i. No Approval of Work. The making of any Advance shall not be deemed an approval or acceptance by the Disbursement Agent, the Administrative Agent, the Discount Note Indenture Trustee or any Lender of any work, labor, supplies, materials or equipment furnished or supplied with respect to the Main Project.

     j. Security. The Obligations shall be secured by the Main Project Security in accordance with the Loan Documents. Further, all funds advanced by the Lenders to complete the Main Project or to protect the rights and interests of the Secured Parties under the Loan Documents are to be added to the total indebtedness secured by the Deed of Trust. All sums so advanced shall be secured by the Deed of Trust with the same priority of lien as the security for any other obligations secured thereunder.


                         ARTICLE 3. - CONDITIONS PRECEDENT TO
                     THE INITIAL ADVANCE AND SUBSEQUENT ADVANCES

     a. Conditions Precedent to the Initial Advance. The Lenders shall have no obligation hereunder or under the Credit Agreement to make the Initial Advance until the prior satisfaction of each of the conditions precedent hereinafter set forth in this Section 3.1. Subject to Section 3.3, by executing this Disbursement Agreement (or, in the case of the Lenders, by becoming a party to the Credit Agreement) each of the Administrative Agent and the Lenders shall be deemed to have confirmed that it has become satisfied that each of the following conditions precedent to the Initial Advance has been satisfied.

          i. Satisfaction of Conditions in the Credit Agreement. All conditions in Section 5.1 of the Credit Agreement shall be satisfied by the Borrower or otherwise waived in writing by the Administrative Agent in its sole discretion.

          ii. Authority of the Borrower. Delivery to the Administrative Agent of (x) a certified copy of the Organizational Documents of the Borrower, certified by an Authorized Representative of the Borrower and (y) a copy of one or more resolutions or other authorizations of the manager of the Borrower certified by the Authorized Representative of such manager as being in full force and effect on the Closing Date, authorizing the Advances herein provided for (subject to satisfaction of the conditions set forth in Article 3), and the execution, delivery and performance of this Disbursement Agreement and the other Operative Documents and any instruments or agreements required hereunder or thereunder to which each such Person is a party.

          iii. Incumbency of the Borrower. Delivery to the Administrative Agent of a certificate from the Borrower, signed by an Authorized Representative of the Borrower and dated as of the Closing Date, as to the incumbency of the Person or Persons authorized to execute and deliver this Disbursement Agreement and the other Operative Documents and any instruments or agreements required hereunder or thereunder to which each such Person is a party.

          iv. Other Parties. With respect to each of the Aladdin Parties (other than the Borrower), the London Clubs Parties, Aladdin Bazaar, ABH and the Energy Project Provider, delivery to the Administrative Agent of (w) a certified copy of the Organizational Documents of such Person, (x) if required by the Administrative Agent, a certificate issued by the Secretary of State of Nevada or, if other than the State of Nevada, the state (or country) of formation of such Person certifying that such Person is in good standing and is qualified to do business in Nevada and (if applicable) its state (or country) of formation,
(y) a fully executed certificate as to the incumbency of the Persons authorized to execute and deliver the Operative Documents and any other instruments or agreements contemplated hereby to which such Person is a party, and (z) a copy of one or more resolutions for each of the foregoing Persons, certified by the appropriate officer or manager of such Person as being in full force and effect as of the Closing Date, authorizing the execution, delivery and performance of the Operative Documents and any other instruments and agreements with respect thereto to which such Person is a party.

          v. Corporate Proceedings. All corporate, limited liability company, partnership and legal proceedings and all instruments in connection with the transactions contemplated by this Disbursement Agreement and the Loan Documents shall be reasonably satisfactory in form and substance to the Administrative Agent and the Administrative Agent shall have received all information, legal and technical opinions and copies of all documents, including records of corporate, limited liability company or partnership proceedings and copies of any approval by any Governmental Instrumentality required in connection with any transaction herein contemplated, which the Administrative Agent may reasonably have requested in connection herewith, such documents to be reasonably satisfactory in form and substance to the Administrative Agent and where appropriate to be certified by the requisite corporate, limited liability company or partnership officers or Governmental Instrumentalities.

          vi.  Insurance.

               (1) Policies. Insurance complying with the requirements of Exhibit E shall be in place and in full force and effect.

               (2) The Borrower's Insurance Certificates. Delivery to the Administrative Agent of (i) the Borrower's Insurance Broker's Closing Certificate, in substantially the form of Exhibit B-2 attached hereto and otherwise in form and substance satisfactory to the Administrative Agent, from the Borrower's insurance broker(s), dated as of the Closing Date and identifying underwriters, type of insurance, insurance limits and policy terms, listing the special provisions required as set forth in Exhibit E, describing the insurance obtained and stating that such insurance is in full force and effect and that all premiums then due thereon have been paid and that, in the Borrower's insurance broker's opinion, such insurance complies with Exhibit E, and (ii) certified copies of all policies evidencing such insurance naming the Administrative Agent as loss payee and, with respect to liability insurance, the Administrative Agent and the Lenders as additional insureds and otherwise in form and substance satisfactory to the Administrative Agent.

               (3) Design/Builder's Insurance Certificates. Delivery to the Administrative Agent of (x) the Borrower's Insurance Broker's Closing Certificate, in form and substance satisfactory to the Administrative Agent, with respect to insurance under the Design/Build Contract, dated as of the Closing Date and identifying underwriters, type of insurance, insurance limits and policy terms, listing the special provisions required to be maintained by the Design/Builder as set forth in the Design/Build Contract, describing the insurance obtained and stating that such insurance is in full force and effect and that all premiums then due thereon have been paid and that such insurance complies with the Design/Build Contract and (y) certified copies of all policies evidencing such insurance naming the Administrative Agent as loss payee and the Administrative Agent and the Lenders as additional insureds and otherwise in form and substance satisfactory to the Administrative Agent.

               (4) Insurance Consultant Report. Delivery to the Administrative Agent of the Insurance Consultant's Closing Certificate with the Insurance Consultant's report, in form and substance satisfactory to the Administrative Agent, attached thereto.

               (5) Energy Project Provider's Insurance Certificates. Delivery to the Administrative Agent of (x) a certificate of the Energy Project Provider, in form and substance satisfactory to the Administrative Agent, with respect to insurance under the Energy Project Ground Lease, dated as of the Closing Date and identifying underwriters, type of insurance, insurance limits and policy terms, listing the special provisions required to be maintained by the Energy Project Provider as set forth in the Energy Project Ground Lease, describing the insurance obtained and stating that such insurance is in full force and effect and that all premiums then due thereon have been paid and that such insurance complies with the Energy Project Ground Lease and (y) certified copies of all policies evidencing such insurance naming the Energy

Project Provider as loss payee and the Administrative Agent and the Lenders as additional insureds and otherwise in form and substance satisfactory to the Administrative Agent.

          vii. Zoning. The Administrative Agent shall have received a certificate from the applicable Governmental Instrumentality with respect to the zoning of the Site, together with an opinion from counsel satisfactory to the Administrative Agent that the Hotel/Casino, the Mall Project, the Music Project, and the Energy Project are zoned in a classification which will permit the construction and use thereof for all purposes intended. The Borrower shall deliver to the Lenders evidence reasonably satisfactory to the Lenders that the Hotel/Casino, the Mall Project, the Music Project, and the Energy Project upon completion thereof will comply with all applicable zoning, subdivision, land use, environmental, condominium and building statutes, codes, ordinances, regulations, variances and special regulations.

          viii. Operation and Management Plan. The Borrower shall deliver an operational and management plan for the Hotel/Casino which shall be in form and content reasonably satisfactory to the Administrative Agent. Such plan shall specify all payments to be made to the Aladdin Parties and/or the London Clubs Parties, and Affiliates thereof, all of which shall be reasonably satisfactory to the Administrative Agent and all of which shall be subject and subordinate in all respects to all payments to be made under the Loan Documents and the GECC Commitment and which may be terminated by the Administrative Agent without premium or penalty after a default exists under the Loan Documents subject, however, in the case of the Salle Privee Agreement, to the terms of the Assignment of Salle Privee Agreement and the right of the Borrower to make the Restricted Payments as set forth in clauses (e) and (f) of Section 7.2.6 of the Credit Agreement.

          ix. Borrower's Closing Certificate. Delivery to the Administrative Agent of the Borrower's Closing Certificate signed by an Authorized Representative of the Borrower.

          x. Construction Consultant's Certificates and Report. Delivery to the Administrative Agent of the Construction Consultant's Closing Certificate with the Construction Consultant's Report in form and substance satisfactory to the Administrative Agent, attached thereto.

          xi. Certificates and Report from the Architect of Record. Delivery to the Administrative Agent of the Architect of Record's Closing Certificate in form and substance satisfactory to the Administrative Agent.

          xii. Restrictions on Discount Noteholders. The restrictions on, and the subordination of the interests of, the Discount Noteholders as set forth in the Discount Note Indenture shall continue to be in full force and effect and binding on the Discount Noteholders.

          xiii. Fees. All amounts required to be paid to or deposited with the Disbursement Agent, the Administrative Agent, the Servicing Agent or the Independent Consultants and all taxes, fees and other costs payable in connection with the execution, delivery, recordation and filing of the documents and instruments referred to in this Section 3.1 and in Section 5.1 of the Credit Agreement, shall have been paid or deposited, as the case may be, in full. The Borrower shall have paid all fees, expenses and other charges then due and payable by it under this Disbursement Agreement or the other Loan Documents or under any agreements between the Borrower and any of the Independent Consultants.

          xiv. Main Project Budget. Delivery to the Administrative Agent and the Construction Consultant of the Main Project Budget, which Main Project Budget shall be satisfactory to the Construction Consultant, as and to the extent certified to in the Construction Consultant's Closing Certificate.

          xv. Construction Benchmark Schedule. Delivery to the Administrative Agent, the providers of the Approved Equipment Funding Commitments and the Construction Consultant of the Construction Benchmark Schedule, as certified in the Construction Consultant's Closing Certificate.

          xvi. Events of Default. No Default or Event of Default shall have occurred and be continuing.

          xvii. Permits.

               (1) All Permits listed in Exhibit D as required to have been obtained by the Borrower or any other Person by the Closing Date shall have been issued and be in full force and effect and not subject to current legal proceedings or to any unsatisfied conditions (that are required to be satisfied by the Closing Date) that could reasonably be expected to allow material modification or revocation, and all applicable appeal periods with respect thereto shall have expired; and

               (2) With respect to any of the Permits described in Exhibit E as not yet required to be obtained by the Closing Date, (x) each such Permit (except approval by the applicable Governmental Instrumentalities of the creation of the Mall Project Parcel and the Music Project Parcel as separate legal parcels under Nevada subdivision law and Gaming Licenses) is of a type that is routinely granted on application and (y) no facts or circumstances exist which indicate that any such Permit will not be timely obtainable without material difficulty, expense or delay by the Borrower or the applicable Person, respectively, prior to the time that it becomes required.

          xviii. Third Party Consents. Delivery to the Administrative Agent of any required Consents from (u) the Design/Builder, (v) Fluor, (w) each Major Contractor that is party to a Contract with the Borrower, (x) the Energy Project Provider, (y) the Architect of Record, and (z) each other party (other than the Borrower) to the Material Main Project Documents, each in form and substance satisfactory to the Administrative Agent.

          xix. Representations and Warranties. Both before and after giving effect to the Initial Advance the following statements shall be true and correct:

               (1) the accuracy of the representations and warranties contained in Article VI of the Credit Agreement (excluding, however, those contained in

Section 6.7 of the Credit Agreement) and each other Operative Document as if made on the date of the Advance (except those that relate to a different date) unless the failure of the foregoing to be the case would not have a Material Adverse Effect on the Borrower or, to the Knowledge of the Borrower, the Project Parties;

               (2) except as disclosed by the Borrower to the Agents and the Lenders pursuant to Section 6.7 of the Credit Agreement there exists

          (a) no material litigation which could reasonably be expected to have a Material Adverse Effect on the Borrower or any other Project Party or which purports to affect the legality, validity or enforceability of this Disbursement Agreement or any other Operative Document; and

          (b) no material development shall have occurred in any litigation disclosed pursuant to Section 6.7 of the Credit Agreement which could reasonably be expected to have a Material Adverse Effect on the Borrower or the Project Parties;

               (3) the absence of any material adverse change in (x) the financial condition, business, property or prospects of the Borrower or on its ability to perform in all material respects its obligations under any Operative Document to which it is a party or (y) the financial condition, business, property or prospects of any other Project Party affecting its ability to perform in all material respects its obligations under any Operative Document to which it is a party or (z) a material impairment of the validity of enforceability of, or a material impairment of the rights, remedies or benefits available to the Administrative Agent, the Issuer or the Lenders under this Disbursement Agreement or any other Operative Document; and

               (4) the absence of any default or an event of default with respect to the Operative Documents which would be reasonably likely to cause a Material Adverse Effect on the Borrower or, to the Borrower's Knowledge, the Project Parties.

          xx. Service of Process. Delivery to the Administrative Agent of a letter from the Process Agent consenting to its appointment by the Aladdin Parties and the London Clubs Parties, and each other party (other than the Borrower) to a Material Main Project Document (other than the Design/Builder and Fluor), in each case in form and substance acceptable to the Administrative Agent, as each such Person's agent to receive service of process in New York, New York.

          xxi. Utility Availability. The Construction Consultant shall have become satisfied, as certified in the Construction Consultant's Closing Certificate, that arrangements, which are reflected accurately in the Main Project Budget, shall have been or will be made under the Design/Build Contract or otherwise on commercially reasonable terms for the provision of all services, materials and utilities necessary for the construction, operation and maintenance of the Main Project as contemplated by the Operative Documents and the Plans and Specifications.

          xxii. Establishing of Accounts. Each of the Accounts shall have been established pursuant hereto and the Borrower Collateral Account Agreement and the Holdings Collateral Account Agreement, and all amounts which are required to be deposited in such Accounts shall have been deposited therein.

          xxiii. Funding of London Clubs Contribution; Proceeds of the Discount Notes. Delivery to each of the Administrative Agent and the Disbursement Agent of evidence reasonably satisfactory to each such Person that:

               (1) the London Clubs Cash Contribution has been (1) deposited in the Borrower's Funds Account and/or (2) applied to payment of Main Project Costs, as certified by the Construction Consultant in the Construction Consultant's Closing Certificate;

               (2) the Discount Notes have been issued and that proceeds thereof in an amount equal to $115,000,000 have been (1) deposited in the Construction Note Disbursement Account and/or (2) applied to payment of Main Project Costs as certified by the Construction

Consultant in the Construction Consultant's Closing Certificate; and

               (3) Land Equity in the amount of $67,000,000 has been contributed to the Borrower (the valuations of which shall take into account the subsequent releases of the Music Project Parcel and the reductions of certain indebtedness), as such amount is increased by cash payments for Main Project Costs, made by or on behalf of the Borrower in the amount of no less than $7,000,000, as certified by the Construction Consultant in the Construction Consultant's Closing Certificate.

          xxiv. A.L.T.A. Surveys. The Administrative Agent shall have received an A.L.T.A. survey of the Site and, if available, the Site Easements, satisfactory in form and substance to the Title Insurer and the Administrative Agent, reasonably current and certified to each such Person by a licensed surveyor satisfactory to each such Person, showing (u) as to the Site, the exact location and dimensions thereof, including the location of all means of access thereto and all easements relating thereto and showing the perimeter within which all foundations are or are to be located; (v) as to the Site Easements, the exact location and dimensions thereof to the extent capable of being described, including the location of all means of access thereto, and all improvements or other encroachments in or on the Site Easements; (w) the existing utility facilities servicing the Main Project (including water, electricity, gas, telephone, sanitary sewer and storm water distribution and detention facilities); (x) that there are no gaps, gores, projections, protrusions or other survey defects other than the Permitted Exceptions; (y) whether the Site or any portion thereof is located in a special earthquake or flood hazard zone; and (z) that there are no other matters that could reasonably be expected to be disclosed by a survey constituting a defect in title other than the Permitted Exceptions.

          xxv. Title Policies. The Borrower shall have delivered to the Administrative Agent the Title Policies in the amount of $410,000,000. Each such Title Policy shall (w) include such endorsements as are reasonably required by the Administrative Agent, (x) be reinsured by such reinsurance as is satisfactory to the Administrative

Agent, (y) be issued by the Title Insurer in form and substance satisfactory to the Administrative Agent, and (z) insure that:

               (1) the Borrower has a good, fee simple title to the Site and the Site Easements, free and clear of Liens (except the Permitted Liens), encumbrances (except the Permitted Encumbrances) and other exceptions to title (except the Permitted Exceptions);

               (2) the Energy Project Provider has a good, leasehold interest to the portion of the Site covered by the Energy Project Ground Lease, free and clear of Liens (except the Permitted Liens), encumbrances (except the Permitted Encumbrances) and other exceptions to title (except the Permitted Exceptions);

               (3) Aladdin Bazaar has a good, leasehold interest to the portion of the Site covered by the Mall Project Ground Lease, free and clear of Liens (except the Permitted Liens), encumbrances (except the Permitted Encumbrances) and other exceptions (except the Permitted Exceptions);

               (4) Aladdin Music has a good, leasehold interest to the portion of the Site covered by the Aladdin Ground Lease, free and clear of Liens (except the Permitted Liens), encumbrances (except the Permitted Encumbrances) and other exceptions to title (except the Permitted Exceptions);

               (5) the Deed of Trust is a valid first Lien on the Trust Estate entitled to the priority described therein, free and clear of all Liens (except the Permitted Liens), encumbrances (except the Permitted Encumbrances) and exceptions (except the Permitted Exceptions);

               (6) the Lenders have the right to foreclose against the portion of the Site which is not subject to the Mall Project Ground Lease and the Music Project Ground Lease and that no forfeiture or right of reversion exists due to covenants, restrictions or encroachments; and

               (7) the Main Project and the Energy Project conform with all applicable zoning laws.

          xxvi. Searches. The Borrower shall deliver such UCC, bankruptcy, judgment, federal tax lien, building code violation and other searches of public records as the Administrative Agent may reasonably require with respect to the Aladdin Parties, the London Clubs Parties, the Site and the Main Project.

          xxvii. Plans and Specifications. The Borrower shall have delivered the Plans and Specifications to the Construction Consultant for each Construction Component and the Main Project as a whole in form and substance satisfactory to the Construction Consultant, as certified to in the Construction Consultant's Closing Certificate. The improvements to be constructed which constitute the Hotel/Casino shall be no less than the Minimum Aladdin Facilities. Subject to (a) finalizing the Plans and Specifications in a manner that reflects a natural evolution from the Plans and Specifications as of the Closing Date in a manner consistent with Section 7.1.16 of the Credit Agreement and (b) submission of the finalized Plans and Specifications to the proper Governmental Instrumentality for approval, such Plans and Specifications shall constitute Final Plans and Specifications. Following the review and approval of the Plans and Specifications, no material modifications may be made thereto without the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld or delayed if, after giving effect thereto,
(x) such modifications do not (1) affect the obligation of the Borrower to construct Improvements which are not less than the Minimum Aladdin Facilities,
(2) affect the obligation of the Borrower to Complete such Improvements (which shall not be less than the Minimum Aladdin Facilities) on or before the Outside Completion Deadline or (3) require any adjustment to the Guaranteed Maximum Price or the Design/Build Contract Time, (y) the Construction Consultant has delivered its certificate to the Discount Note Indenture Trustee which confirms the statements set forth in clause (x), and (z) the Completion Guarantors have consented in writing to such modifications.

          xxviii. Corporation and Capital Structure; Management. The organizational structure, capital structure and ownership of the Aladdin Parties, the London

Clubs Parties, the Design/Builder, Fluor, the Energy Project Provider and the Mall Project shall be satisfactory to the Administrative Agent. The management structure of the Aladdin Parties and the London Clubs Parties shall be satisfactory to the Administrative Agent, and the Administrative Agent shall have received copies of, and shall be satisfied with the form and substance of, any and all employment agreements with senior management of the Borrower.

          xxix. Real Estate Appraisal. The Administrative Agent shall have received an appraisal of the Main Project from an independent real estate appraiser satisfactory to the Administrative Agent, in form, scope and substance satisfactory to the Administrative Agent and satisfying the requirements of any applicable laws and regulations.

          xxx. Environmental Reports. The Administrative Agent shall have received reports and other information, in form, scope and substance satisfactory to the Administrative Agent, regarding Environmental Matters relating to the Borrower and the Site, which reports shall include (x) a Phase I environmental assessment for the Site (the "Phase I Report") which (1) conforms to the ASTM Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process, E 1527 and (2) was updated no more than one month prior to the Closing Date by the Environmental Consultant or another environmental consulting firm or firms reasonably satisfactory to the Administrative Agent and (y) a current compliance audit setting forth an assessment of the Borrower and the Site, current and past compliance with the Environmental Laws and an estimate of the cost of rectifying any non-compliance with current Environmental Laws identified therein and the cost of compliance with reasonably anticipated future Environmental Laws identified therein.

          xxxi. Liens. The Borrower shall have delivered or caused to be delivered to the Administrative Agent:

               (1) Unconditional Releases. Duly executed acknowledgments of payments and unconditional releases of mechanics' and materialmen's liens in form and substance reasonably satisfactory to the Administrative Agent (in consultation with the Construction Consultant) from the Design/Builder and each Contractor and Subcontractor for all work, services and materials, including equipment and fixtures of all kinds, done, performed or furnished for the construction of the Main Project through the Closing Date with a value or contract price in excess of $50,000, except for such work, services and materials the payment for which is being disputed in good faith, by appropriate means and with appropriate reserves by the Borrower; and

               (2) Conditional Releases. Duly executed acknowledgments of payments and releases of mechanics' and materialmen's Liens in form and substance reasonably satisfactory to the Administrative Agent (in consultation with the Construction Consultant) from the Design/Builder and each Contractor and Subcontractor for all work, services and materials, including equipment and fixtures of all kinds, done, performed or furnished for the construction of the Main Project through the Closing Date with a value or contract price in excess of $50,000, except for work, services or materials the payment for which is being disputed in good faith, by appropriate means and with appropriate reserves by the Borrower or which will be discharged after giving effect to such Advance.


          xxxii.    In Balance Requirement.  The Unallocated Contingency Balance
shall equal or exceed the Required Minimum Contingency and the Available Funds shall equal or exceed the Remaining Costs as determined by the Administrative Agent and the Construction Consultant.

          xxxiii.   No Restrictions.  No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain the Lenders, the Administrative Agent, the Disbursement Agent and/or the Discount
Note Indenture Trustee from entering into this Disbursement Agreement or any other documents to which any of them is a party with respect to the transactions contemplated by this Disbursement Agreement.

          xxxiv.    Discount Notes; Preferred Shareholders.  The form and
content of the Discount Note Indenture and rights of the Discount Noteholders and the Series A Preferred Membership Interests thereunder shall be satisfactory to the Administrative Agent in its sole discretion.

          xxxv. Violation of Certain Regulations. The entering into of this Disbursement Agreement shall not violate any law, including Regulation G, Regulation T, Regulation U or Regulation X of the Board of Governors of the FRS Board.

          xxxvi.    Financial Covenants.  Each of the Completion Guarantors
under the Completion Guaranty and the Sponsors under the Keep-Well Agreement shall be in compliance with all of the financial covenants applicable to it thereunder, if any.

          xxxvii.   Initial Advance Prior to February 27, 1998.  The Initial
Advance shall have occurred on or before February 27, 1998, time being of the essence as to the Borrower. If the Initial Advance does not occur by February 27, 1998, as aforesaid, the Lenders shall have the right to terminate the Credit Agreement, this Disbursement Agreement and all of the other Loan Documents without any obligation to return or refund any amount paid to the Lenders under the Loan Documents and/or the Commitment Letter.

          xxxviii. Other Documents. The Administrative Agent shall have received such other documents and evidence as it may reasonably request in connection with the transactions contemplated hereby.

          xxxix.    Satisfactory Form and Substance.  All documents executed or submitted pursuant hereto by or on behalf of the Borrower, any of the other Aladdin Parties, any of the London Clubs Parties and any of the Project Parties shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel and the Administrative Agent and its counsel shall have received all information, approvals, opinions, documents or instruments as the Administrative Agent or its counsel may reasonably request.

          xl. Credit Agreement. The Administrative Agent shall have received, with counterparts for each Lender, the Credit Agreement duly executed by the parties thereto, which shall be in full force and effect.

     b. Conditions Precedent to Advances from the Accounts. The obligation of the Disbursement Agent to approve Advances (other than, so long as no Default or Event of Default shall have occurred and be continuing, from the Cash Management Account for which no approval of the Disbursement Agent is required) and make disbursements from the Account from time to time is subject to the prior satisfaction of each of the following conditions precedent:

          i. Credit Agreement Conditions to Advances. All conditions to the making of any Advances as set forth in Section 5.2 of the Credit Agreement shall be satisfied or otherwise waived in writing by the Administrative Agent in its sole discretion.

          ii. Operative Documents. Each Operative Document and, prior to the time that an Advance is made from the Bank Proceeds Account or a Letter of Credit is issued pursuant to the Credit Agreement, the Noteholder Completion Guaranty shall be in full force and effect, without amendment since the respective date of its execution and delivery, and in a form which was approved by the Administrative Agent, except (x) as otherwise permitted pursuant to the Credit Agreement and (y) to the extent the Borrower has entered into a replacement Operative Document as permitted by the Credit Agreement or if pursuant thereto the Borrower is not required to enter into a replacement Operative Document, and each certificate delivered by the Borrower with respect to any such document shall be true and correct in all material respects, as certified by the Borrower in the relevant Advance Request. The Disbursement Agent shall be entitled to rely on a certification by the Borrower in determining that this condition has been satisfied unless the Disbursement Agent shall have actual knowledge that the Borrower's certification is inaccurate.

          iii. Representations and Warranties. Both before and after giving effect to any Advance, the following statements shall be true and correct:

               (1) the accuracy of the representations and warranties contained in Article VI of the Credit Agreement (excluding, however, those contained in Section 6.7 of the Credit Agreement), each other Operative Document and, during such time as the Discount Note Indenture Trustee is entitled to receive a Preliminary Notice of Advance Request pursuant to Section 2.4.1(a) or Final Notice of Advance Request pursuant to Section 2.4.2.(b), the Noteholder Completion Guaranty as if made on the date of the Advance (except those that relate to a different date) unless the failure of the foregoing to be the case would not have a Material Adverse Effect on the Borrower or, to the Knowledge of the Borrower, the Project Parties;

               (2) except as disclosed by the Borrower to the Agents and the Lenders pursuant to Section 6.7 of the Credit Agreement there exists

          (a) no material litigation which could reasonably be expected to have a Material Adverse Effect or which purports to affect the legality, validity or enforceability of this Disbursement Agreement, any other Operative Document or, during such time as the Discount Note Indenture Trustee is entitled to receive a Preliminary Notice of Advance Request pursuant to Section 2.4.1(a) or Final Notice of Advance Request pursuant to Section 2.4.2.(b), the Noteholder Completion Guaranty; and

          (b) no material development shall have occurred in any litigation disclosed pursuant to Section 6.7 of the Credit Agreement which could reasonably be expected to have a Material Adverse Effect on the Borrower or the Project Parties;

               (3) the absence of any material adverse change in (i) the financial condition, business, property or prospects of the Borrower or on its ability to perform in all material respects its obligations under any Operative Document to which it is a party or (ii) the financial condition, business, property or prospects of any other Project Party affecting its ability to perform in all material respects its obligations under any Operative

Document to which it is a party or, during such time as the Discount Note Indenture Trustee is entitled to receive a Preliminary Notice of Advance Request pursuant to Section 2.4.1(a) or Final Notice of Advance Request pursuant to
Section 2.4.2.(b), the Noteholder Completion Guaranty or (iii) a material impairment of the validity of enforceability of, or a material impairment of the rights, remedies or benefits available to the Administrative Agent, the Issuer or the Lenders under this Disbursement Agreement, any other Operative Document or, during such time as the Discount Note Indenture Trustee is entitled to receive a Preliminary Notice of Advance Request pursuant to Section 2.4.1(a) or Final Notice of Advance Request pursuant to Section 2.4.2.(b), the Discount Note Indenture Trustee under the Noteholder Completion Guaranty;

               (4) the absence of any default or an event of default with respect to the Operative Documents or, during such time as the Discount Note Indenture Trustee is entitled to receive a Preliminary Notice of Advance Request pursuant to Section 2.4.1(a) or Final Notice of Advance Request pursuant to
Section 2.4.2.(b), the Noteholder Completion Guaranty which would be reasonably likely to cause a Material Adverse Effect.

The Disbursement Agent shall be entitled to rely on a certification by the Borrower in the relevant Advance Request in determining that this condition has been satisfied unless the Disbursement Agent shall have actual knowledge that the Borrower's certification is inaccurate.

          iv. Events of Default. No Default or Event of Default shall have occurred and be continuing or, after giving effect to such Advance, could reasonably be expected to result, as certified by the Borrower in the relevant Advance Request, and no default or event which, with the giving of notice and/or passage of time, would constitute a default shall have occurred and be continuing (x) under the Operative Documents (other than the Theater Lease) or, during such time as the Discount Note Indenture Trustee is entitled to receive a Preliminary Notice of Advance Request pursuant to Section 2.4.1(a) or Final Notice of Advance Request pursuant to Section

2.4.2.(b), the Noteholder Completion Guaranty, (y) by the Borrower under the Theater Lease, if in effect or (z) by Aladdin Music under the Theater Lease, if in effect, prior to the completion of the renovations required to be made by Aladdin Music under the Theater Lease unless such renovations are being completed by or on behalf of the Borrower in accordance with the Credit Agreement, this Disbursement Agreement and the Completion Guaranty. The Disbursement Agent shall be entitled to rely on a certification by the Borrower in determining that this condition has been satisfied unless the Disbursement Agent shall (x) have received notice from the Administrative Agent that a Default an Event of Default has occurred or (y) otherwise shall have acquired actual knowledge that the Borrower's certification is inaccurate. Prior to the time that an Advance is made from the Bank Proceeds Account or a Letter of Credit is issued pursuant to the Credit Agreement, the Disbursement Agent shall not waive this condition without the written consent of the Discount Note Indenture Trustee.

          v. Notice of Advance Request. The Administrative Agent, and the Disbursement Agent and the Discount Note Indenture Trustee (but only so long as amounts are on deposit in the Construction Note Disbursement Amount) shall have received a Preliminary Notice of Advance Request in accordance with Section 2.4.1(b) and a Final Notice of Advance Request in accordance with Section 2.4.2(b) with respect to the requested Advance.

          vi. Advance Request and Certificate. The Borrower shall have delivered to the Administrative Agent, the Disbursement Agent, the Servicing Agent and the Discount Note Indenture Trustee (but only so long as amounts are on deposit in the Construction Note Disbursement Amount) and the Construction Consultant a Preliminary Advance Request for the requested Advance in accordance with Section 2.4.1 and a Final Advance Request for the requested Advance in accordance with Section 2.4.2, in each case, with all attachments, exhibits and certificates required by Section 2.4.1 or 2.4.2, as the case may be. Such Advance Request shall request an Advance in an amount sufficient to pay all amounts due and payable for work performed on the Main Project through the last day of the period covered by such Advance Request. The

Disbursement Agent shall have reviewed and evaluated the same as provided in
Section 2.4.3 and, subject to Section 2.4.3(b)(ii), shall not have become aware of any material error, inaccuracy, misstatement or omission of fact in an Advance Request or an attachment, exhibit or certificate attached thereto or information provided by the Borrower upon the request of the Disbursement Agent.

          vii. Construction Consultant's Certificate. The Administrative Agent, the Disbursement Agent and the Discount Note Indenture Trustee (but only so long as amounts are on deposit in the Construction Note Disbursement Amount) shall have received the Construction Consultant's Certificate with respect to the requested Advance as and when required by Section 2.4.2(c), substantially in the form of Exhibit C, approving (subject to the proviso in Section 2.4.2(c)) the corresponding Advance Request.

          viii. Liens. The Borrower shall have delivered or caused to be delivered to the Administrative Agent and the Disbursement Agent:

               (1) Unconditional Releases. Duly executed acknowledgments of payments and unconditional releases of mechanics' and materialmen's liens in form and substance reasonably satisfactory to the Administrative Agent and the Disbursement Agent (in consultation with the Construction Consultant) from the Design/Builder and each Contractor and Subcontractor for all work, services and materials, including equipment and fixtures of all kinds, done, performed or furnished for the construction of the Main Project through the date on which the Initial Advance is to be made or, if applicable, through the last day covered by the immediately preceding Advance Request with a value or contract price in excess of $50,000, except for such work, services and materials the payment for which is being disputed in good faith, by appropriate means and with appropriate reserves by the Borrower; and

               (2) Conditional Releases. Duly executed acknowledgments of payments and releases of mechanics' and materialmen's liens in form and substance reasonably satisfactory to the Administrative Agent and the

Disbursement Agent (in consultation with the Construction Consultant) from the Design/Builder and each Contractor and Subcontractor for all work, services and materials, including equipment and fixtures of all kinds, done, performed or furnished for the construction of the Main Project with a value or price in excess of $50,000 through the date on which the Initial Advance is to be made or, if applicable, through the last day covered by the immediately preceding Advance Request, conditioned only upon receiving payment from the proceeds of the requested Advance, except for work, services or materials the payment for which is being disputed in good faith, by appropriate means and with appropriate reserves by the Borrower.


          ix. Title Policy Endorsement. The Disbursement Agent shall have received an endorsement to the Title Policies in the form of a 122 CLTA Endorsement insuring the continuing first priority of the Lien of the Deed of Trust as security for the requested Advance on the date such Advance is made and insuring that (i) as of the date of the Initial Advance or, if applicable, since the previous Advance (if a subsequent Advance), there has been no change in the condition of title unless permitted by the Loan Documents, and (ii) there are no intervening Liens or encumbrances (including inchoate mechanic's liens) which may then or thereafter take priority over the respective Lien of the Deed of Trust (other than the Permitted Encumbrances and such intervening Liens or encumbrances securing amounts the payment of which is being disputed in good faith by the Borrower, so long as the Disbursement Agent has received confirmation from the Administrative Agent that the Title Insurers have delivered to the Administrative Agent an endorsement to the Title Policies assuring against loss to the Lenders due to the priority of such Lien or encumbrance). If additional Term B Loans or Term C Loans are being made pursuant to Section 2.3.4 of the Credit Agreement, the Administrative Agent shall have received satisfactory assurances from the Title Insurers that the lien of the Deed of Trust shall continue to be insured by the Title Policies as a first priority lien against the portion of the Site owned by the Borrower at such time, and the Title Policies shall be re-issued or re-dated as of the date the additional Loans are made pursuant to said Section 2.3.4, of the Credit Agreement with a liability limit equal to $415,000,000, subject only to Permitted Encumbrances and Permitted Exceptions. The Title Policies, as re-issued or re-dated, shall expressly insure against all mechanics' liens and shall not contain any bankruptcy, fraudulent conveyance or other creditors' rights exclusion from coverage.

          x. Permits. The Borrower shall have certified (and, as set forth in the Construction Consultant's certificate related to the requested Advance, the Construction Consultant shall not have become aware of any inaccuracies in the Borrower's certification) that:

               (1) all Permits described in Exhibit D as required to have been obtained by the Borrower or any other Person by the date of such Advance shall have been issued and be in full force and effect and not subject to current legal proceedings or to any unsatisfied conditions (that are required to be satisfied by the date of the requested Advance) that could reasonably be expected to allow material modification or revocation, and all applicable appeal periods with respect thereto shall have expired;

               (2) with respect to any of the Permits described in Exhibit D as not yet required to be obtained, (i) each such Permit is of a type that is routinely granted on application (except approval by the applicable Governmental Instrumentalities of the creation of the Mall Project Parcel and the Music Project Parcel as separate legal parcels under Nevada subdivision law and Gaming Licenses) and (ii) no facts or circumstances exist which indicate that any such Permit will not be timely obtainable without material difficulty, expense or delay by the Borrower or the applicable Person, respectively, prior to the time that it becomes required; and

               (3) with respect to the approval by the applicable Governmental Instrumentalities of the creation of the Mall Project Parcel and the Music Project is separate legal parcels under Nevada subdivision law, (i) the status of such approval and (ii) no facts or circumstances exist which indicate that any such approval will not be timely obtainable without material difficulty, expense or delay.

          xi. Additional Documents. With respect to any Operative Documents entered into or obtained, transferred or required (whether because of the status of the construction or operation of the Main Project or otherwise) since the date of the most recent Advance (if a subsequent Advance) there shall be redelivery of such matters as are described in Section 3.1.1, Section 3.1.4 (to the extent such Operative Document is, is in substitution of or is a replacement for another Operative Document) and, if requested by the Administrative Agent or the Disbursement Agent, Section 5.1.2 of the Credit Agreement, in each case to the extent not previously addressed. If such delivery or redelivery has not been made, the portion of the Advance covering any payment to be made pursuant to such Operative Documents shall not be advanced by the Disbursement Agent until the conditions set forth herein have been satisfied. If the Theater Lease has not been previously approved by the Administrative Agent, the Borrower shall not enter into any such Instrument until so approved by the Administrative Agent.

          xii. Plans and Specifications. The Administrative Agent and the Construction Consultant shall have received copies of all Plans and Specifications for each Construction Component and the Main Project as a whole which, as of the date of the requested Advance Date, constitute Final Plans and Specifications subject, until such time as all Plans and Specifications have been prepared and completed by the Architect of Record, to (a) finalizing the Plans and Specifications in a manner that reflects a natural evolution from the Plans and Specifications as in effect on the requested Advance Date in a manner consistent with the standards set forth in Section 7.1.22 of the Credit Agreement and (b) submission of the finalized Plans and Specifications to the proper Governmental Instrumentality for approval. The Disbursement Agent may rely upon the certification of the Borrower set forth in the Advance Request in order to establish satisfaction of this condition unless the Disbursement Agent shall have actual knowledge that the Borrower's certification is inaccurate.

          xiii. Compliance with Section 2.5. All Advances to be satisfied from the Hotel/Casino Component

Funding Sources shall have been funded in the order of priority set forth in
Section 2.5.1.

          xiv. Proceeds. All amounts which are required to be deposited into the Bank Proceeds Account, the Borrower's Funds Account, the Construction Note Disbursement Account, the Guaranty Deposit Account, the Loss Proceeds Account have been deposited therein.

          xv. Fees and Expenses. The Borrower shall have paid or arranged for payment out of the requested Advance of all fees, expenses and other charges then due and payable by it under this Disbursement Agreement and the other Loan Documents or under any agreements between the Borrower and any of the Independent Consultants. The Disbursement Agent shall be entitled to rely upon a certification of the Borrower in the relevant Advance Request in determining that this condition has been satisfied unless the Disbursement Agent shall have actual knowledge that the Borrower's certification is inaccurate.

          xvi. Insurance. Insurance complying in all material respects with the requirements of Exhibit E shall be in place and in full force and effect. The Disbursement Agent shall be entitled to rely upon a certification of the Borrower in the relevant Advance Request in determining that this condition has been satisfied unless the Disbursement Agent shall have actual knowledge that the Borrower's certification is inaccurate.

          xvii. Main Project Security. All of the Loan Documents shall continue to be in full force and effect and all actions necessary or desirable (including all filings) in the reasonable opinion of the Administrative Agent to perfect the same as a valid security interest over the Main Project Security thereunder having the exclusive first priority contemplated therefor by this Disbursement Agreement and the other Loan Documents shall have been taken or made. All property, rights and assets required for the Main Project shall be free and clear of all encumbrances except for the Permitted Encumbrances, the Permitted Exceptions and the Permitted Liens. The Disbursement Agent shall be entitled to rely upon a certification of the Borrower in the relevant Advance

Request in determining that this condition has been satisfied unless the Disbursement Agent shall have actual knowledge that the Borrower's certification is inaccurate. During such time as there are proceeds from the Discount Notes in the Construction Note Disbursement Account, the Holdings Collateral Agreement and the pledge agreement in favor of the Discount Notes Indenture Trustee covering the Series A Preferred Interests shall continue to be in full force and effect.

          xviii.    In Balance Requirement.  The Main Project Budget shall be In
Balance.

          xix. No Restriction. No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain the Disbursement Agent and/or any of the Lenders from making the Advance to be made by it on the requested Advance Date. The Disbursement Agent shall be entitled to rely upon a certification of the Borrower in the relevant Advance Request in determining that this condition has been satisfied unless the Disbursement Agent shall have actual knowledge that the Borrower's certification is inaccurate.

          xx. Violation of Certain Regulations. The making of the requested Advance shall not violate any law, including Regulation G, Regulation T, Regulation U or Regulation X of the Board of Governors of the F.R.S. Board. The Disbursement Agent shall be entitled to rely upon a certification of the Borrower in the relevant Advance Request in determining that this condition has been satisfied unless the Disbursement Agent shall have actual knowledge that the Borrower's certification is inaccurate.

          xxi. Financial Covenants. Each of the Completion Guarantors under the Completion Guaranty and the Sponsors under the Keep-Well Agreement shall be in compliance with all of the financial covenants applicable to it thereunder, if any.

          xxii. Restrictions on Discount Noteholders. The restrictions on, and the subordination of the interests of, the Discount Noteholders as set forth in the

Discount Note Indenture shall continue to be in full force and effect and binding on the Discount Noteholders.

          xxiii.    Financial Statements.  Delivery to the Administrative Agent
of the financial statements which are required by the Credit Agreement, together with a certificate from the Person certifying such financial statements and stating that no Material Adverse Change in the assets, liabilities, operations, financial condition or prospects of each such Person has occurred since the dates of the respective financial statements provided to the Administrative Agent, except as otherwise provided in such certificate.

          xxiv. Foundation Surveys. As the foundations for the Hotel/Casino, the Energy Project and the Shoulder Space are completed from time to time, the Borrower shall provide a survey thereof satisfactory in form and substance to the Title Insurer and the Administrative Agent certified to each such Person by a licensed surveyor reasonably satisfactory to each such Person.

          xxv. Delivery of On-Schedule Certificate. The Construction Consultant shall have delivered an On-Schedule Certificate to the parties (which the Construction Consultant shall deliver to the parties each month whether or not an Advance is being made).

     c.   No Waiver or Estoppel.

          i. The making of any Advance hereunder shall not preclude the Administrative Agent from later asserting (and enforcing any remedies it may have in connection therewith) that any representation, warranty or certification made or deemed made by the Borrower in connection with such Advance was not true and accurate when made. No course of dealing or waiver by the Administrative Agent or any Secured Party in connection with any condition precedent to any Advance under this Disbursement Agreement or any other Loan Document shall impair any right, power or remedy of the Administrative Agent or any Secured Party with respect to any other condition precedent, or be construed to be a waiver thereof; nor shall the action of the Administrative Agent or any Secured Party in respect of any Advance affect or impair any right, power or remedy of the Administrative Agent or any Secured Party in respect of any other Advance.

          ii. Unless otherwise notified to the Borrower by the Administrative Agent or a Secured Party and without prejudice to the generality of Section 3.3.1, the right of the Administrative Agent or any Secured Party to require compliance with any condition under this Disbursement Agreement or any other Loan Document which may be waived by the Administrative Agent or such Secured Party in respect of any Advance is expressly preserved for the purpose of any subsequent Advance.


                          ARTICLE 4. - THE DISBURSEMENT AGENT
                          -----------------------------------

     a. Appointment and Acceptance. Subject to and on the terms and conditions of this Disbursement Agreement, the Discount Note Indenture Trustee, the Lenders and the Administrative Agent hereby jointly and irrevocably appoint and authorize the Disbursement Agent to act as their disbursement agent hereunder. The Disbursement Agent accepts such appointment and agrees to exercise commercially reasonable efforts and utilize commercially prudent practices in the performance of its duties hereunder consistent with those of similar institutions holding collateral, administering construction loans and disbursing disbursement control funds.

     b.   Duties and Liabilities of the Disbursement Agent Generally.

          i. Commencing upon the execution and delivery hereof, the Disbursement Agent shall have the right to meet at the Site or elsewhere in Las Vegas, Nevada periodically at reasonable times (however, no less frequently than monthly), upon three (3) Business Days' notice, with representatives of the Borrower, the Construction Consultant, the Design/Builder, the Architect of Record and such other employees, consultants or agents as the Disbursement Agent shall reasonably request to be present for such meetings. The Disbursement Agent may perform such inspections and tests of the Main Project as it deems reasonably appropriate in the performance of its duties hereunder. In addition, the Disbursement Agent shall have the right at reasonable times upon prior notice to review all information (including Contracts) supporting the amendments to the Main Project Budget, amendments to any Contracts, the Advance Requests and any certificates in support of any of the foregoing, to inspect materials stored on or about the Site then owned by the Borrower, to review the insurance required pursuant to the terms of this Disbursement Agreement and the other Loan Documents, to confirm receipt of endorsements from the Title Insurer insuring the continuing first priority of the Lien of the Deed of Trust as security for each Advance, and to examine the Plans and Specifications and all shop drawings relating to the Main Project. The Disbursement Agent is authorized to contact the Design/Builder, any Contractor or any Subcontractor for purposes of confirming receipt of progress payments. The Disbursement Agent shall be entitled to examine, copy and make extracts of the books, records, accounting data and other documents of the Borrower, including, without limitation, bills of sale, statements, receipts, conditional and unconditional Lien releases, contracts or agreements, which relate to any materials, fixtures or articles incorporated into the Main Project. From time to time, at the request of the Disbursement Agent, the Borrower shall make available to the Disbursement Agent a Construction Benchmark Schedule. The Borrower agrees to cooperate with the Disbursement Agent in assisting the Disbursement Agent to perform its duties hereunder and to take such further steps as the Disbursement Agent reasonably may request in order to facilitate the Disbursement Agent's performance of its obligations hereunder.

          ii. In case an Event of Default known to it (or as to which it has received notice from the Administrative Agent) has occurred (which has not been cured or waived), the Disbursement Agent shall provide prompt notice to the Administrative Agent and the Discount Note Trustee of the same (if notice of such Event of Default was not given by the Administrative Agent to the Disbursement Agent) and otherwise shall exercise such of the rights and powers vested in it by this Disbursement Agreement and the documents constituting or executed in connection with this Disbursement Agreement, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the reasonable administration of its own affairs. If the Disbursement Agent shall not have received instructions from the Administrative Agent within five (5) days after the mailing by the Disbursement Agent of a notice of an Event of Default to the Administrative Agent, the Disbursement Agent, until instructed otherwise by the Administrative Agent, may, but shall be under no duty to, take or refrain from taking such action with respect to such Event of Default, as it shall deem advisable in the best interests of the Secured Parties. Notwithstanding the foregoing, during the existence of an Event of Default, if it has not been instructed otherwise, the Disbursement Agent shall not in any such event deposit any amounts into the Collection Account, the Disbursement Account, the Servicing Agent's Disbursement Account or the Cash Management Account or release any funds to the Borrower.

          iii. None of the provisions of this Disbursement Agreement shall require the Disbursement Agent to expend or risk its own funds or otherwise to incur any personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          iv. Notwithstanding anything to the contrary in this Disbursement Agreement, if the Person acting as Disbursement Agent also serves as a collateral agent, the Administrative Agent, financial advisor, investment advisor, securities intermediary, Lender under the other Loan Documents or otherwise, and except if such functions shall be performed by the same group, agency, branch or division of such Person, the Disbursement Agent shall not be deemed to have any knowledge of any fact known to such Person in its capacity as the collateral agent or the Administrative Agent by reason of the fact that the Disbursement Agent and the collateral agent or the Administrative Agent, as the case may be, are the same Person. Except as aforesaid, no knowledge of the collateral agent or the Administrative Agent shall be attributed to the Disbursement Agent. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon the Disbursement Agent in its capacity as the Administrative Agent or as a Lender. With respect to its participation in the extensions of credit under the Credit Agreement, the Disbursement Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder. The Disbursement Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower, any of the other Aladdin Parties and/or the London Clubs Parties or any of their respective Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower, any of the other Aladdin Parties and/or the London Clubs Parties for services in connection with this Disbursement Agreement and otherwise without having to account for the same to the Lenders. Each party hereto acknowledges that, as of the Closing Date, Scotiabank is, in addition to acting as the Disbursement Agent hereunder, also acting as the Administrative Agent and is a Lender.

     c.   Particular Duties and Liabilities of the Disbursement Agent.

          i. Reliance Generally. The Disbursement Agent may, from time to time, in the event that any matter arises as to which specific instructions are not provided herein, request directions from the Administrative Agent with respect to such matters and may refuse to act until so instructed and shall be fully protected in acting or refusing to act in accordance with such instructions. The Disbursement Agent may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval or other paper or document believed by it on reasonable grounds to be genuine and to have been signed or presented by the proper party or parties.

          ii. Court Orders. The Disbursement Agent is authorized, in its exclusive discretion, to obey and comply with all writs, orders, judgments or decrees issued by any court or administrative agency affecting any money, documents or things held by the Disbursement Agent. The Disbursement Agent shall not be liable to any of the parties hereto or their successors or assigns by reason of the Disbursement Agent's compliance with such writs, orders, judgments or decrees, notwithstanding such writ, order, judgment or decree is later reversed, modified, set aside or vacated.

          iii. Requests, etc., of the Borrower. Any request, direction, order or demand of the Borrower mentioned herein shall be sufficiently evidenced (unless other evidence in respect thereof be herein specifically prescribed) by an instrument signed by one of its Authorized Representatives, and any resolution of the Borrower may be evidenced to the Disbursement Agent by a copy thereof certified by an Authorized Representative of the manager of the Borrower.

          iv. Reliance on Opinions of Counsel. The Disbursement Agent may consult with counsel and any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such opinion of counsel.

          v. Action through Agents or Attorneys. The Disbursement Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys appointed with due care, but the Disbursement Agent shall be responsible for any willful misconduct or gross negligence on the part of any agent so appointed.

          vi. Marshaling of Assets. The Disbursement Agent need not marshal in any particular order any particular part or piece of the Main Project Security held by the Disbursement Agent in its capacity as Disbursement Agent hereunder, or any of the funds or assets that the Disbursement Agent may be entitled to receive or have claim upon.

          vii. Disagreements.

               (1) In the event of any disagreement between the Administrative Agent and the Borrower or any other Person or Persons whether or not named herein, and if adverse claims or demands are made in connection with or for any of the investments or amounts held pursuant to this Disbursement Agreement, the Disbursement Agent shall be entitled at its option to refuse to comply with any such claim or demand so long as such disagreement shall continue, and, in so doing, the Disbursement Agent shall not be or become liable for damages or interest to the Administrative Agent or the Borrower or any other Person or Persons for the Disbursement Agent's failure or refusal to comply with such conflicting or adverse claims or demands. The Disbursement Agent shall be entitled to continue so to refrain and refuse so to act until:

          (a) the rights of the adverse claimants have been fully adjudicated in the court assuming and having jurisdiction of the claimants and the investments and amounts held pursuant to this Disbursement Agreement; or

          (b) all differences shall have been adjusted by agreement, and the Disbursement Agent shall have been notified thereof in writing by all Persons deemed by the Disbursement Agent, in its sole discretion, to have an interest therein.

               (2) In addition, the Disbursement Agent, in its sole discretion, upon giving thirty (30) days' prior written notice to the Administrative Agent, may file a suit in interpleader for the purpose of having the respective rights of all claimants adjudicated, and may deposit with the court all of the investments and amounts held pursuant to this Disbursement Agreement. The Borrower agrees to pay all costs and reasonable counsel fees incurred by the Disbursement Agent in such action, said costs and fees to be included in the judgment in any such action.

     d. Segregation of Funds and Property Interest. Except as otherwise expressly provided in the Loan Documents, monies and other property received by the Disbursement Agent shall, until used or applied as herein provided, be held for the purposes for which they were received, and shall be segregated from other funds except to the extent required herein or by law. The Disbursement Agent shall note in its records that all funds and other assets in (x) the Borrower's Funds Account, the Bank Proceeds Account, the Loss Proceeds Account, the Guaranty Deposit Account, the Interest Payment Account, the Term B Sub-Account, the Term C Sub-Account, the Collection Account, the Disbursement Account and the Servicing Agent's Account has been pledged to the Secured Parties and that the Disbursement Agent is holding such items as agent for the Secured Parties and (y) the Construction Note Disbursement Account has been pledged to the Discount Note Indenture Trustee and that the Disbursement Agent is holding such items as agent for the Discount Note Indenture Trustee. All such funds and assets shall not be within the bankruptcy "estate" (as such term is used in 11 U.S.C. Section 541) of the Disbursement Agent. The Disbursement Agent shall not be under any liability for interest on any monies received by it hereunder, except as otherwise specified in this Disbursement Agreement. Except for the compensation and reimbursements set forth in Section 4.5 and as otherwise set forth in Section 7.4 and Section 7.15, the Disbursement Agent qua the Disbursement Agent hereby expressly waives any right of set-off or similar right it may have against or in relation to the Accounts, and any monies, Permitted Investments or other amounts on deposit therein.

     e. Compensation and Reimbursement of the Disbursement Agent. The Borrower covenants and agrees to pay or reimburse the Disbursement Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Disbursement Agent in accordance with any of the provisions of this Disbursement Agreement or the other Loan Documents or the documents constituting or executed in connection with the Main Project Security (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and of all persons not regularly in its employ). The obligations of the Borrower under this Section 4.5 to compensate the Disbursement Agent and to pay or reimburse the Disbursement Agent for reasonable expenses, disbursements and advances shall constitute additional indebtedness (and shall be deemed permitted indebtedness under the Loan Documents) hereunder and shall survive the satisfaction and discharge of this Disbursement Agreement.

     f. Qualification of the Disbursement Agent. The Disbursement Agent hereunder shall at all times be a corporation which (a) is authorized to perform its duties as Disbursement Agent hereunder, (b) is subject to supervision or examination by one or more applicable Governmental Instrumentalities, (c) shall have a combined capital and surplus of at least $500,000,000, (d) shall have a long-term credit rating of not less than A- or A3, respectively, by S&P or Moody's; and provided, that any such Person with a long-term credit rating of A- or A3 shall not cease to be eligible to act as Disbursement Agent upon a downward change in either such rating of no more than one category or grade of such minimum rating, as the case may be, and (e) with respect to any replacement of the Person acting as Disbursement Agent on the Closing Date, shall be acceptable to each of the Administrative Agent and, until all amounts in the Construction Note Disbursement Account have been fully advanced, the Discount Note Indenture Trustee. In case at any time the Disbursement Agent shall cease to be eligible in accordance with the provisions of this Section 4.6, the Disbursement Agent shall resign immediately in the manner and with the effect specified in Section 4.7.

     g. Resignation and Removal of the Disbursement Agent. The Administrative Agent and, prior to the advance of all amounts in the Construction Note Disbursement Account, the Discount Note Indenture Trustee, acting jointly, shall have the right should they reasonably determine that the Disbursement Agent has breached or failed to perform its obligations hereunder or has engaged in wilful misconduct or gross negligence, upon the expiration of 30 days following delivery of written notice of substitution to the Disbursement Agent and the Borrower, to cause the Disbursement Agent to be relieved of its duties hereunder and to select a substitute disbursement agent to serve hereunder. The Disbursement Agent may resign at any time upon 30 days' written notice to all parties hereto. Such resignation shall take effect upon receipt by the Disbursement Agent of an instrument of acceptance executed by a successor disbursement agent meeting the qualifications set forth in Section 4.6 and consented to by the other parties hereto. Upon selection of such substitute disbursement agent, the Administrative Agent, the Discount Note Indenture Trustee, if applicable, the Borrower and the substitute disbursement agent shall enter into an agreement substantially identical to this Disbursement Agreement and, thereafter, the Disbursement Agent shall be relieved of its duties and obligations to perform hereunder, except that the Disbursement Agent shall transfer to the substitute disbursement agent upon request therefor originals of all books, records, and other documents in the

Disbursement Agent's possession relating to this Disbursement Agreement.

     h. Merger or Consolidation of the Disbursement Agent. Any corporation into which the Disbursement Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Disbursement Agent shall be a party, or any corporation succeeding to the corporate trust business of the Disbursement Agent, shall, if eligible hereunder, be the successor of the Disbursement Agent hereunder, provided, that such corporation shall be eligible under the provisions of Section 4.6 without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

     i.   Statements; Information.

               (1) The Disbursement Agent shall provide to the Administrative Agent, the Borrower and, until all amounts in the Construction Note Disbursement Account have been fully advanced, the Discount Note Indenture Trustee, a monthly statement of all deposits to, and disbursements from, each Account and interest and earnings credited to each Account established and maintained hereunder by the Disbursement Agent.

               (2)  The Disbursement Agent shall, at the expense of the Borrower
(i) as promptly as is reasonably practicable after receipt of any reasonable written request by the Borrower or the Administrative Agent, but not more frequently than monthly, provide the Borrower or the Administrative Agent, as the case may be, with such information as the Borrower or the Administrative Agent may reasonably request regarding all categories, amounts, maturities and issuers of investments made by the Disbursement Agent pursuant to this Disbursement Agreement and regarding amounts available in the Accounts, and (ii) upon the reasonable written request of the Borrower, arrange with the Borrower for a mutually convenient time for an Authorized Representative of the Reviewing Accountant to visit the offices of the Disbursement Agent to examine and take copies of records relating to and instruments evidencing the investments made by the Disbursement Agent pursuant to this Disbursement Agreement.

     j. Limitation of Liability. The Disbursement Agent's responsibility and liability under this Disbursement Agreement shall be limited as follows: (w) the Disbursement Agent does not represent, warrant or guarantee to the Administrative Agent, the Lenders, the Discount Note Indenture Trustee, the Discount Noteholders or any other Person the performance by the Borrower, the Design/Builder, the Architect of Record or any other Person of their respective obligations under the Operative Documents and shall have no duty to inquire whether a Default or an Event of Default has occurred and is continuing; (x) the Disbursement Agent shall have no responsibility to the Borrower, Holdings, the Administrative Agent, the Lenders, the Discount Note Indenture Trustee or the Discount Noteholders as a consequence of performance by the Disbursement Agent hereunder except for any gross negligence or willful misconduct of the Disbursement Agent; (y) the Borrower shall remain solely responsible for all aspects of its business and conduct in connection with the Main Project, including, but not limited to, the quality and suitability of the Plans and Specifications, the supervision of the construction, the qualifications, financial condition and performance of all architects, engineers, Contractors, Subcontractors, suppliers, consultants and property managers, the accuracy of all Advance Requests and the proper application of all Advances; and (z) the Disbursement Agent is not obligated to supervise, inspect or inform the Borrower of any aspect of the construction of the Main Project or any other matter referred to above. Each of the Administrative Agent and the Lenders has made its own independent investigation of the financial condition and affairs of the Borrower, the other Aladdin Parties and the London Clubs Parties in connection with the making of the extensions of credit contemplated by the Loan Documents and has made and shall continue to make its own appraisal of the creditworthiness of the Borrower, the other Aladdin Parties and the London Clubs Parties. Except as specifically set forth herein, the Disbursement Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of the Administrative Agent or the Lenders or to provide the Administrative Agent or the Lenders with any credit or other information with respect thereto. The Disbursement Agent shall not have, by reason of this Disbursement Agreement, a fiduciary relationship in respect of any Person; and nothing in this Disbursement Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Disbursement Agent any obligations in respect of this Disbursement Agreement except as expressly set forth herein. The Disbursement Agent shall have no duties or obligations hereunder except as expressly set forth herein, shall be responsible only for the performance of such duties and obligations and shall not be required to take any action otherwise than in accordance with the terms hereof. The provisions of this
Article 4 are solely for the benefit of the Disbursement Agent, the Administrative Agent, the Lenders and the Discount Note Indenture Trustee (but only so long as amounts are on deposit in the Construction Note Disbursement Account), and neither the Borrower, the other Aladdin Parties, the London Clubs Parties nor any other Person shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Disbursement Agreement, the Disbursement Agent does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower, the other Aladdin Parties, the London Clubs Parties or any other Person. Neither the Disbursement Agent nor any of its officers, directors, employees or agents shall be in any manner liable or responsible for any loss or damage arising by reason of any act or omission to act by it or them hereunder or in connection with any of the transactions contemplated hereby, including, but not limited to, any loss that may occur by reason of forgery, false representations, the exercise of its discretion, or any other reason, except as a result of their gross negligence or willful misconduct.


             ARTICLE 5. - SECURITY INTEREST; PERMITTED INVESTMENTS; RELEASE
             --------------------------------------------------------------

     a.   Security Interest in Accounts; Safekeeping of Collateral.

          i. Pursuant to the Borrower Collateral Account Agreement, the Scotiabank Collateral Account Agreement, and the Servicing and Collateral Account Agreement the Borrower has irrevocably granted a first priority security interest in, and pledged, assigned and set over to the Disbursement Agent all of its right, title and interest in and to, the Accounts (other than the Construction Note Disbursement Account), all funds, cash, Permitted Investments and other items from time to time acquired by the Disbursement Agent with funds in the Accounts (other than the Construction Note Disbursement Account), as well as any earnings, proceeds or income therefrom and any claims, present or future, of the Borrower against any Person liable upon or for payment thereof (collectively, the "Accounts Collateral"), as security for the Obligations.

          ii. The Borrower shall have no right to withdraw, or to cause the withdrawal of, funds held in the Accounts or to direct the investment of such funds or the liquidation of any such investments, in each case other than as expressly provided herein and in the Borrower Collateral Account Agreement, the Scotiabank Collateral Account Agreement and the Servicing and Collateral Account Agreement. The Borrower shall not make, attempt to make, or consent to the making of any withdrawal or transfer from any of the Accounts, except in strict compliance with this Disbursement Agreement, the Credit Agreement, the Borrower Collateral Account Agreement, the Scotiabank Collateral Account Agreement and the Servicing and Collateral Account Agreement. Amounts deposited in the Accounts shall be applied exclusively as provided in this Disbursement Agreement, the other Loan Documents, the Borrower Collateral Account Agreement, the Servicing and Collateral Account Agreement, the Scotiabank Collateral Account Agreement and the Holdings Collateral Account Agreement, as applicable. No amount held in any Account maintained hereunder shall be disbursed except in accordance with the provisions hereof and the Borrower Collateral Account Agreement, the Servicing and Collateral Account Agreement, the Scotiabank Collateral Account Agreement and the Holdings Collateral Account Agreement, as applicable.

          iii. The Disbursement Agent is hereby irrevocably authorized by the Borrower to apply, or cause to be applied, amounts in any Account (other than the Construction Note Disbursement Account) hereunder upon the occurrence and during the continuance of an Event of Default to the payment of interest, principal, fees, costs, charges or other amounts due or payable to the Secured Parties as may be elected in accordance with the Credit Agreement.

          iv. To the extent it is within its power, the Disbursement Agent, the Servicing Agent and the Securities Intermediary, as applicable, at all times shall cause to be maintained all of the Accounts Collateral and the Construction Note Disbursement Account free and clear of all Liens, security interests, safekeeping or other charges, demands and claims of any nature whatsoever now or hereafter existing, in favor of anyone other than the Disbursement Agent, as agent for the Administrative, the Lenders and the Discount Note Indenture Trustee.

          v. The Disbursement Agent shall take any other steps from time to time requested by the Administrative Agent or the Discount Note Indenture Trustee to confirm and maintain the priority of the Disbursement Agent's security interests in the Accounts Collateral and the Construction Notes Disbursement Account.

          vi. Notwithstanding any other provision hereof, the parties hereto acknowledge and agree that all funds or other property in the Construction Note Disbursement Account (including any Permitted Investments held therein) shall be managed and transferred in accordance with Section 2.3(g) and the Holdings Collateral Account Agreement and that only the Discount Note Indenture Trustee shall have the right to direct the Disbursement Agent with respect thereto. After the occurrence of an Event of Default (used herein for this purpose only as such term is defined in the Discount Note Indenture) all funds or other property in the Construction Note Disbursement Account shall be applied as specified in Section 15 of the Holdings Collateral Account Agreement.

          vii. Notwithstanding any other provision hereof, the parties hereto acknowledge and agree that all funds or other property in the Accounts (other than the Construction Note Disbursement Account), including any Permitted Investments held therein shall be managed and transferred in accordance with the relevant provisions of Section 2.3 and, as applicable, the Borrower Collateral Account Agreement, the Scotiabank Collateral Account Agreement or the Servicing and Collateral Account Agreement and that only the Administrative Agent shall have the right to direct the Disbursement Agent with respect thereto. After the occurrence of an Event of Default (x) all funds or other property in the Accounts (other than the Construction Note Disbursement Account) shall be applied as specified in Section 15 of the Borrower Collateral Account Agreement, the Scotiabank Collateral Account Agreement or the Servicing and Collateral Account Agreement, as applicable, (y) all funds or other property in the Construction Note Disbursement Account shall be applied as specified in Section 15 of the Holdings Collateral Account Agreement and (z) the Disbursement Agent shall not make any Advance which is funded from proceeds of the Construction Note Disbursement Account unless otherwise directed in writing by the Discount Noteholder Trustee.

     b. Attorney-in-Fact. The Borrower hereby irrevocably appoints the Disbursement Agent as its attorney-in-fact effective as of the date hereof but only during the continuance of an Event of Default with full power of substitution to do any act which the Borrower is obligated hereby to do, to exercise such rights as the Borrower might exercise with respect to the Accounts Collateral and to execute and file in the Borrower's name any financing statements and amendments thereto required or advisable to protect the Disbursement Agent's rights and security interests. Such appointment and power of attorney shall be irrevocable and coupled with an interest.

     c. Permitted Investments. Amounts held in the Cash Management Account may only be invested in Overnight Funds and in money market investments of U.S. Bank National Association and the Servicing Agent's Disbursement Account may only be invested in Overnight Funds. Amounts held in the Borrower's Funds Account, the Bank Proceeds Account, the Loss Proceeds Account, the Guaranty Deposit Account, the Interest Payment Account, the Term B Sub-Account, the Term C Sub-Account and the Construction Note Disbursement Account may be invested by the Securities Intermediary in Permitted Investments at the expense and risk of the Borrower (x) as directed in writing by the Borrower so long as the Administrative Agent has not notified the Securities Intermediary that an Event of Default has occurred and is continuing and (y) after the Administrative Agent has notified the Securities Intermediary that an Event of Default has occurred and is continuing, as directed by (1) with respect to the

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

Borrower's Funds Account, the Bank Proceeds Account, the Loss Proceeds Account, the Guaranty Deposit Account, the Term B Sub-Account, the Term C Sub-Account and the Interest Payment Account, the Disbursement Agent upon instructions from the Administrative Agent, and (2) with respect to the Construction Note Disbursement Account, the Disbursement Agent upon instructions from the Discount Note Indenture Trustee. Notwithstanding the foregoing, in the event that (x) the Borrower fails to so direct the Securities Intermediary or (z) an Event of Default exists and the Disbursement Agent fails to direct the Securities Intermediary, all such amounts shall be invested in overnight deposit accounts, provided, however, that the Securities Intermediary's obligation to invest such amounts is conditioned upon receipt by the Securities Intermediary of a valid Form W9 of the Internal Revenue Service (or other applicable documentation) which has been fully executed by the Borrower. The right to direct the manner of investment includes, but is not limited to, the right (i) to sell any Permitted Investment or hold it until maturity, and (ii) upon any sale at maturity of any Permitted Investment, to direct the Securities Intermediary to reinvest the proceeds thereof, plus any interest received thereon, in Permitted Investments or hold such proceeds and interest for application pursuant to this Disbursement Agreement. Notwithstanding the foregoing, the Securities Intermediary is hereby authorized to reduce to cash any Permitted Investment (without regard to maturity) in order to make any application required by
Section 2.4.4.

     NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, INCLUDING, WITHOUT LIMITATION, THE DEFINITION OF THE TERM "PERMITTED INVESTMENTS," IT IS UNDERSTOOD AND AGREED BY THE PARTIES HERETO THAT SO LONG AS THE BANK OF NOVA SCOTIA SHALL BE THE SECURITIES INTERMEDIARY, THE ONLY "PERMITTED INVESTMENTS" THAT MAY BE MADE ARE OVERNIGHT DEPOSITS AND TIME DEPOSITS WITH SCOTIABANK AND COMMERCIAL PAPER ISSUED BY SCOTIABANK PROVIDED SUCH INVESTMENTS ARE ON COMMERCIALLY COMPETITIVE TERMS WHICH SHALL BE DEEMED TO BE THE CASE UNLESS OTHERWISE ADVISED BY THE BORROWER IN WRITING. THIS RESTRICTION SHALL TERMINATE UPON THE APPOINTMENT OF A SUCCESSOR SECURITIES INTERMEDIARY PURSUANT TO THE PROVISIONS OF THIS AGREEMENT, THE BORROWER

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

COLLATERAL ACCOUNT AGREEMENT, THE SCOTIABANK COLLATERAL ACCOUNT AGREEMENT AND THE HOLDINGS COLLATERAL ACCOUNT AGREEMENT.

                             ARTICLE 6. - EVENTS OF DEFAULT
                             ------------------------------

     a.   Events of Default.

          The occurrence of an "Event of Default" under and as defined in the Credit Agreement shall constitute an Event of Default under this Agreement.

     b. Remedies. Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent, the Lenders and the Disbursement Agent may, without further notice of default, presentment or demand for payment, protest or notice of non-payment or dishonor, or other notices or demands of any kind, all such notices and demands being waived (to the extent permitted by applicable law), exercise any or all rights and remedies under the Loan Documents and at law or in equity (in any combination or order that the Lenders may elect) including, without limitation, at the direction of the Administrative Agent, the Disbursement Agent may, without an Advance Request having been made therefor, (x) make any or all Advances directly to the Design/Builder, any Contractor or any other Person in payment of Main Project Costs, (y) apply any or all Advances to satisfy any conditions set forth in the Disbursement Agreement and/or the Loan Documents which have not been satisfied and/or (z) expend all or any portion of the amounts in the accounts or, if applicable, the proceeds of the Loans in connection with the Lenders' rights under the Completion Guaranty to complete or cause the completion of the Main Project and/or pay or discharge any Liens on the Site which are the responsibility of the Borrower to discharge or any other amounts which constitute Guaranteed Obligations under the Completion Guaranty or liabilities for which the Lenders are indemnified under the Environmental Indemnity. In furtherance thereof, the Borrower hereby irrevocably authorizes the Disbursement Agent and the Administrative Agent to make such payments and applications and, by delivering the Completion Guaranty, the Completion Guarantors have irrevocably authorized the Disbursement Agent and the Administrative Agent to make such applications and payments in accordance with the

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

Completion Guaranty and no further authorization from the Borrower and/or any of the Completion Guarantors shall be necessary to permit such Advances, and all such Advances shall be deemed to have been made pursuant to this Disbursement Agreement and to have been received by or to have been made for the account of the Borrower, and shall be secured by the Deed of Trust as if made directly to the Borrower.


                               ARTICLE 7. - MISCELLANEOUS
                               --------------------------

     a.   Addresses.

          Any communications between the parties hereto or notices provided herein to be given shall be given to the following addresses:

If to the Borrower prior to the
Conversion Date:              Aladdin Gaming, LLC
                         831 Pilot Road
                         Las Vegas, NV 89119
                         Attn: Mr. Jack Sommer
                         Telephone No.:      (702) 736-7114
                         Facsimile No.:      (702) 736-7107

If to the Borrower after the
Conversion Date:              Aladdin Gaming, LLC
                         Project Development - Bunker Building
                         3667 Las Vegas Boulevard South
                         Las Vegas, NV 89109
                         Attn: Mr. Jack Sommer
                         Telephone No.:      (702) 870-1234
                         Facsimile No.:      (702) 870-8733

If to the Administrative Agent:    The Bank of Nova Scotia
                         580 California Street, 21st Floor
                         San Francisco, CA 94104
                         Attn:  Alan W. Pendergast

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

                         Telephone No.:      (415) 986-1100
                         Facsimile No.:      (415) 397-0791

If to the Discount Notes
Indenture Trustee:            State Street Bank
                         2 International Place
                         Boston, MA 02110
                         Attn: Paul Allen
                         Telephone No.:      (617) 664-5526
                         Facsimile No.:      (617) 664-5371

If to the Disbursement Agent: The Bank of Nova Scotia
                         580 California Street, 21st Floor
                         San Francisco, CA 94104
                         Attn:  Alan W. Pendergast
                         Telephone No.:      (415) 986-1100
                         Facsimile No.:      (415) 397-0791

with a copy to:               The Bank of Nova Scotia
                         Loan Administration
                         600 Peachtree Street, NE
                         Atlanta, GA 30308
                         Attn:  Marianne Velker
                         Telephone No.:      (404) 877-1525
                         Facsimile No.:      (404) 888-8998

If to the Construction Consultant: Rider Hunt (NV) L.L.C
                         2330 Paseo Del Prado
                         Suite C301
                         Las Vegas, NV 39102
                         Telephone No.:      (702) 227-8818
                         Facsimile No.:      (702) 227-8858

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

If to the Securities Intermediary: The Bank of Nova Scotia
                         580 California Street, 21st Floor
                         San Francisco, CA 94104
                         Attn:  Alan W. Pendergast
                         Telephone No.:      (415) 986-1100
                         Facsimile No.:      (415) 397-0791

If to the Servicing Agent:         U.S. Bank National Association
                         2300 West Sahara Avenue
                         Suite 120/Box 20
                         Las Vegas, NV 89102
                         Attn: Terry Gentry
                         Telephone No.:      (702) 386-3903
                         Facsimile No.:      (702) 386-3916

with a copy to:               U.S. Bank National Association
                         107 South Main Street
                         Suite 303
                         Salt Lake City, Utah 84111
                         Attn: Kim Galbraith
                         Telephone No.:      (801) 534-6083
                         Facsimile No.:      (801) 534-6208

All notices and other communications provided to any party hereto under this Disbursement Agreement shall be in writing and addressed, delivered or transmitted to such party at its address or facsimile number set forth above or at such other address or facsimile number as may be designated by such party in a notice to the other parties. All such notices and communications shall be deemed to have been properly given (x) if hand delivered, with receipt acknowledged by the recipient; (y) if mailed, upon the fifth Business Day after the date on which it is deposited in registered or certified mail, postage prepaid, return receipt requested, or (z) if sent by Federal Express or other nationally-recognized express courier service with instructions to deliver on the following Business Day, on the next Business Day after delivery to such express courier service. Notices and other communications may be given by facsimile but shall be deemed to be received upon confirmation of receipt thereof by the intended recipient thereof with the original of such notice or communication to be given in the

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

manner provided in the second sentence of this Section. The Administrative Agent agrees to provide the Discount Note Indenture Trustee with a copy of each written notice of Default or Event of Default which is delivered to the Borrower pursuant to the Credit Agreement.

     b. Further Assurances. The Borrower shall deliver to the Administrative Agent and the Disbursement Agent each of the instruments, agreements, certificates, opinions and documents as any such Person may reasonably request to perfect and maintain the Liens granted under the Loan Documents. The Borrower shall fully cooperate with the Administrative Agent and the Disbursement Agent and perform all additional acts reasonably requested by any such Person to effect the purposes of the Loan Documents.

     c. Delay and Waiver. No delay or omission to exercise any right, power or remedy accruing upon the occurrence of any Default or Event of Default or any other breach or default of the Borrower under this Disbursement Agreement shall impair any such right, power or remedy of the Administrative Agent, the Lenders, the Disbursement Agent or any other Secured Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or in any similar breach or default thereafter occurring, nor shall any waiver of any single Default, Event of Default or other breach or default be deemed a waiver of any other Default, Event of Default or other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any of the Administrative Agent, the Lenders, the Disbursement Agent or any other Secured Party, of any Default, Event of Default or other breach or default under this Disbursement Agreement or any other Loan Document, or any waiver on the part of the Administrative Agent, the Lenders, the Disbursement Agent or any other Secured Party of any provision or condition of this Disbursement Agreement or any other Operative Document must be in writing and shall be closing only to the extent in such writing specifically set forth. All remedies, either under this Disbursement Agreement or any other Loan Document or by law or otherwise afforded to the Administrative Agent, the Lenders, the Disbursement Agent or any other Secured Party, shall be cumulative and not alternative.

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


     d. Additional Security; Right to Set-Off. Any deposits or other sums at any time credited or due from any Secured Party and any securities or other property of the Borrower in the possession of any Secured Party may at all times be treated as collateral security for the payment of the Obligations, and the Borrower hereby pledges to the Disbursement Agent for the benefit of the Secured Parties and grants the Disbursement Agent a security interest in and to all such deposits, sums, securities or other property on deposit or in the possession of such Secured Party, as the case may be. Regardless of the adequacy of any other collateral, any Secured Party may execute or realize on the Secured Parties' security interest in any such deposits or other sums credited by or due from any such Person to the Borrower and may apply any such deposits or other sums to or set them off against the Borrower's obligations to the Secured Parties under this Disbursement Agreement and the other Loan Documents at any time after the occurrence and during the continuance of any Event of Default.

     e. Entire Agreement. This Disbursement Agreement and any agreement, document or instrument attached hereto or referred to herein integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings in respect to the subject matter hereof, all of which negotiations and writings are deemed void and of no force and effect.

     f. Governing Law. This Disbursement Agreement shall be governed by the laws of the State of New York of the United States of America and shall for all purposes be governed by and construed in accordance with the laws of such state without regard to the conflict of law rules thereof, provided, however, that to the extent any terms of this Disbursement Agreement are incorporated in and made part of any other Loan Document, any such term so incorporated shall for all purposes be governed by and construed in accordance with the law governing the Loan Document into which such term is so incorporated.

     g. Severability. In case any one or more of the provisions contained in this Disbursement Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the

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

remaining provisions shall not in any way be affected or impaired thereby, and the parties hereto shall enter into good-faith negotiations to replace the invalid, illegal or unenforceable provision.

     h. Headings. Paragraph headings have been inserted in this Disbursement Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Disbursement Agreement and shall not be used in the interpretation of any provision of this Disbursement Agreement.

     i. Limitation on Liability. No claim shall be made by the Borrower or Holdings against the Administrative Agent, the Lenders, the Disbursement Agent, the Servicing Agent, the Securities Intermediary or any other Secured Party or any of their respective Affiliates, directors, employees, attorneys or agents for any special, indirect, consequential or punitive damages (whether or not the claim therefor is based on contract, tort or duty imposed by law), in connection with, arising out of or in any way related to the transactions contemplated by this Disbursement Agreement or the other Operative Documents or any act or omission or event occurring in connection therewith other than for gross negligence or wilful misconduct on the part of such Person; and each of the Borrower and Holdings hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

     j. Waiver of Jury Trial. EACH OF THE PARTIES TO THIS DISBURSEMENT AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS DISBURSEMENT AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF PARTIES HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES HERETO TO ENTER INTO THIS DISBURSEMENT AGREEMENT.

     k. Consent to Jurisdiction. Any legal action or proceeding by or against any of the parties to this Disbursement Agreement or with respect to or arising out of this Disbursement Agreement shall be brought in or removed to the courts of the State of New York, in and for the County of New York, or of the United States of America for the Southern District of New York. By execution and delivery of this Disbursement Agreement, the Borrower accepts, for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts for legal proceedings arising out of or in connection with this Disbursement Agreement and irrevocably consents to the appointment of the CT Corporation System as its agent to receive service of process in New York, New York. Nothing herein shall affect the right to serve process in any other manner permitted by law or any right to bring legal action or proceedings in any other competent jurisdiction, including judicial or non-judicial foreclosure of real property interests which are part of the Main Project Security. The Borrower further agrees that the aforesaid courts of the State of New York and of the United States of America for the Southern District of New York shall have exclusive jurisdiction with respect to any claim or counterclaim of the Borrower based upon the assertion that the rate of interest, if any, charged by or under this Disbursement Agreement, or under the other Loan Documents, is usurious. The Borrower hereby waives any right to stay or dismiss any action or proceeding under or in connection with any or all of the Main Project, this Disbursement Agreement or any other Operative Document brought before the foregoing courts on the basis of forum nonconveniens.

     l. Successors and Assigns. The provisions of this Disbursement Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding the foregoing, the Borrower shall not assign or otherwise transfer any of its rights under this Disbursement Agreement.

     m. Reinstatement. This Disbursement Agreement shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Borrower's obligations hereunder or under the other Loan Documents, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by the Secured Parties. In the event that any payment or any part thereof is so rescinded, reduced, restored or returned, such obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

     n. No Partnership; etc. The Secured Parties and the Borrower intend that the relationship between them shall be solely that of creditor and debtor. Nothing contained in this Disbursement Agreement or in any of the other Loan Documents shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by or between the Secured Parties and the Borrower or any other Person. The Secured Parties shall not be in any way responsible or liable for the debts, losses, obligations or duties of the Borrower or any other Person with respect to the Main Project or otherwise. All obligations to pay real property or other taxes, assessments, insurance premiums, and all other fees and charges arising from the ownership, operation or occupancy of the Main Project and to perform all obligations under the agreements and contracts relating to the Main Project shall be the sole responsibility of the Borrower.

     o.   Costs and Expenses.

          i. The Borrower shall (subject to the limitations set forth herein and, with respect to the Administrative Agent, in the Loan Documents) pay, without duplication, the reasonable legal, engineering and other professional and consulting fees and costs of consultants and advisors to the Administrative Agent, the Disbursement Agent and the reasonable travel expenses and other out-of-pocket costs incurred by each of them in connection with the preparation, negotiation, execution and delivery, and, where appropriate, registration and recording of the Operative Documents (and all matters incidental thereto), the syndication of the Bank Credit Facility, the administration of the transactions contemplated by the Operative Documents (including, without limitation, the administration of this Disbursement Agreement, the other Operative Documents and the Loan Documents) and the preservation or enforcement of any of their respective rights or in connection with any amendments, waivers or consents required under the Loan Documents or the Operative Documents. The Administrative Agent will reasonably consult with the Borrower on a regular basis with respect to on-going costs of such Persons' consultants and advisors.

          ii. The Borrower shall indemnify, defend and hold harmless the Discount Note Indenture Trustee, the Discount Noteholders, the Independent Consultants, the Disbursement Agent, the Administrative Agent, the Lenders, the Servicing Agent, the Securities Intermediary and their respective shareholders, partners, officers, directors, employees, representatives, attorneys and agents (collectively, the "Indemnitees") from and against and reimburse the Indemnitees for any and all present and future claims, expenses, obligations, liabilities, losses, damages, injuries (to person, property, or natural resources), penalties, stamp or other similar taxes, actions, suits, judgments, reasonable costs and expenses (including reasonable attorney's fees) of whatever kind or nature, whether or not well founded, meritorious or unmeritorious, demanded, asserted or claimed against any such Indemnitee including any liability resulting from any delay or omission to pay any such tax (collectively, "Claims") by reason of their participation in the transactions contemplated by the Operative Documents, including without limitation any and all Claims arising in connection with the release or presence of any Hazardous Substances at the Main Project, whether foreseeable or unforeseeable, including all costs of removal and disposal of such Hazardous Substances, all reasonable costs required to be incurred in (a) determining whether the Main Project is in compliance and
(b) causing the Main Project to be in compliance with all applicable Legal Requirements, all reasonable costs associated with claims for damages to persons or property, and reasonable attorneys' and consultants' fees and court costs.

          iii. The indemnity obligation of the Borrower pursuant to this Section
7.15 shall not apply with respect to an Indemnitee to the extent arising as a result of the gross negligence or willful misconduct of such Indemnitee, but shall continue to apply to other Indemnitees.


          iv. To the extent that the undertaking in the preceding paragraphs of this Section 7.15 may be unenforceable because it is violative of any law or public policy, the Borrower will contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of such undertakings.

          v. The provisions of this Section 7.15 shall survive foreclosure or other exercise of rights and remedies under the Loan Documents (or transfer of the Main Project or a portion thereof in lieu of such foreclosure or other exercise of remedies, as the case may be) and satisfaction or discharge of the Borrower's obligations hereunder, and shall be in addition to any other rights and remedies of any Indemnitee.

          vi. Any amounts payable by the Borrower pursuant to this Section 7.15 shall be payable within the later to occur of (i) ten (10) Business Days after the Borrower receives an invoice for such amounts from any applicable Indemnitee or (ii) five (5) Business Days prior to the date on which such Indemnitee reasonably expects to pay such costs on account of which the Borrower's indemnity hereunder is payable and, if not paid by such applicable date, shall bear interest at the post maturity rate under Section 3.2.2 of the Credit Agreement from and after such applicable date until paid in full.

          vii. In case any action, suit or proceeding shall be brought against any Indemnitee, such Indemnitee shall notify the Borrower of the commencement thereof. The Borrower shall be entitled, at its expense, acting through counsel reasonably acceptable to such Indemnitee, to participate in and, to the extent that the Borrower desires, to assume and control the defense thereof. Upon assumption by the Borrower of the defense of any such action, suit or proceeding, the Indemnitee shall have the right to participate in such action, suit or proceeding and to retain its own counsel but the Borrower shall not be liable for any legal fees and expenses of other counsel or the fees and disbursements of other providers of professional services subsequently incurred by such Indemnitee in connection with the defense thereof unless (x) the Borrower has agreed to pay such fees and expenses or (y) the Borrower shall have failed to employ counsel reasonably satisfactory to the Indemnitee in a timely manner. Notwithstanding the foregoing, the Borrower shall not be entitled to assume and control the defenses of any such action, suit or proceedings if and to the extent that, in the reasonable opinion of such Indemnitee and its counsel (which counsel shall be reasonably acceptable to the Borrower), such action, suit or proceeding involves the potential imposition of criminal liability upon such Indemnitee or a conflict of interest between such Indemnitee and the Borrower or between such Indemnitee and another Indemnitee (unless such conflict of interest is waived in writing by the affected Indemnitees), and in such event (other than with respect to disputes between such Indemnitee and another Indemnitee) the Borrower shall pay the reasonable expenses of such Indemnitee in such defense.

          viii. The Borrower shall report to such Indemnitee on the status of such action, suit or proceeding as material developments shall occur and from time to time as requested by such Indemnitee. The Borrower shall deliver to such Indemnitee a copy of each document filed or served on any party in such action, suit or proceeding, and each material document which the Borrower possesses relating to such action, suit or proceeding.

          ix. The Borrower shall not consent to the terms of any compromise or settlement of any action defended by the Borrower in accordance with the foregoing without the prior consent of the Indemnitee, unless such compromise or settlement (x) includes an unconditional release of the Indemnitee from all liability arising out of such action or claim and (y) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of the Indemnitee.

          x. Any Indemnitee against whom any Claim is made shall be entitled, after consultation with the Borrower and upon consultation with legal counsel wherein such Indemnitee is advised that such Claim is reasonably meritorious, to compromise or settle any such Claim if such Indemnitee determines in its reasonable discretion that failure to compromise or settle such Claim is reasonably likely to have a material adverse effect on such Indemnitee, the Borrower, the Main Project or such Indemnitee's interest in the Main Project. Any such compromise or settlement shall be binding upon the Borrower for purposes of this Section 7.15.

          xi.  Upon payment of any Claim by the Borrower pursuant to this
Section 7.15 or other similar indemnity provisions contained herein to or on behalf of an Indemnitee, the Borrower, without any further action, shall be subrogated to any and all claims that such

Indemnitee may have relating thereto, and such Indemnitee shall at the request and expense of the Borrower cooperate with the Borrower and give at the request and expense of the Borrower such further assurances as are necessary or advisable to enable the Borrower vigorously to pursue such claims.

     p. Counterparts. This Disbursement Agreement may be executed in one or more duplicate counterparts which, when signed by all of the parties listed below, shall constitute a single binding agreement.

     q. Confidentiality. Each of the Lenders and the Administrative Agent agrees not to disclose to any third party any Confidential Information (as defined below), except that any of the Lenders or the Administrative Agent may disclose such information (v) in connection with any litigation between such Lender or the Administrative Agent and the Aladdin Parties and the London Clubs Parties or any of them, (w) upon the order, request or demand of any Governmental Instrumentality or if otherwise required by applicable law, (x) in connection with the exercise of any right or remedy hereunder or under any Loan Document after the occurrence of a Default or Event of Default, (y) to those of its employees, accountants, attorneys, agents and other advisors, directors, officers, shareholders, partners, members and other principals who are working on, or are consulted in connection with, the transactions contemplated by the Loan Documents or (z) in the case of the Administrative Agent or any Lender, to any actual or potential participant, assignee, lender, agent or servicer that agrees to be bound by the provisions of this Section 7.17. "Confidential Information" shall mean any information relating to the business of the Borrower, the other Aladdin Parties and/or the London Clubs Parties which is delivered by the Borrower, the other Aladdin Parties and/or the London Clubs Parties to any Lender, the Securities Intermediary, the Servicing Agent or the Administrative Agent or relating to the Bank Credit Facility, the Advances, or the Loan Documents; provided that "Confidential Information" shall not include information (x) that is or becomes generally available to the public, other than as a result of the disclosure by any Lender or the Administrative Agent in breach of this provision, (y) that is or becomes available to any Lender or the Administrative Agent from any source other than the Aladdin Parties and the London Clubs Parties or unless the Person supplying such information shall have advised the Lender or the Administrative Agent that such source is subject to a confidentiality agreement that covers the information in question or (z) that is already in the possession of any Lender or the Administrative Agent on the date hereof and that is not otherwise "Confidential Information" as defined herein. In the event that any Lender or the Administrative Agent is required or demanded by legal process (e.g., depositions, interrogatories, requests for information or documents, subpoena, civil investigation demand or similar process) to disclose any of the Confidential Information, such Lender or the Administrative Agent shall give prompt written notice to the Borrower of such request or demand so that the Borrower may, should it elect to do so, within ten (10) Business Days of receipt of such notice, seek a protective order or other appropriate remedy to challenge or contest such request (and give such Lender or the Administrative Agent notice thereof), and, during the pendency of any such action by the Borrower, such Lender or the Administrative Agent shall not, to the extent permitted by applicable law, disclose such Confidential Information.

     r. Termination. This Disbursement Agreement shall, subject to Section 7.13, terminate and be of no further force or effect upon completion of the transfer and release of funds contemplated by Section 2.8. The provisions of
Section 7.15 shall survive the termination of this Disbursement Agreement.

     IN WITNESS WHEREOF, the parties have caused this Disbursement Agreement to be duly executed by their officers thereunto duly authorized as of the day and year first above written.

                              BORROWER:

                              ALADDIN GAMING, LLC,
                              a Nevada limited-liability company


                              By:/s/ Richard Goeglein
                                 --------------------------------
                                 Name: Richard Goeglein
                                      ---------------------------
                                   Title: President and CEO
                                         ------------------------
                              HOLDINGS:

                              ALADDIN GAMING HOLDINGS, LLC, a
                              Nevada limited-liability company


                              By:/s/ Richard Goeglein
                                 ---------------------------------
                                 Name:  Richard Geoglein
                                        --------------------------
                                 Title: CEO and President
                                        --------------------------

                              ADMINISTRATIVE AGENT:
                              --------------------

                              THE BANK OF NOVA SCOTIA,
                              a Canadian chartered bank


                              By:/s/ Alan Pendergast
                                 ---------------------------------
                              Name: Alan Pendergast
                                    ------------------------------
                              Title: Relationship Manager
                                    -----------------------------

                              DISCOUNT NOTE INDENTURE TRUSTEE:
                              -------------------------------

                              STATE STREET BANK AND TRUST COMPANY


                              By:/s/ Ruth A. Smith
                                 ---------------------------------
                                 Name:  Ruth A. Smith
                                        --------------------------
                                 Title: Vice President
                                        --------------------------

                              DISBURSEMENT AGENT:
                              ------------------



                              THE BANK OF NOVA SCOTIA,
                              a Canadian chartered bank

                              By:/s/ Alan Pendergast
                                 --------------------------------
                                 Name: Alan Pendergast
                                      --------------------------
                                   Title: Relationship Manager
                                         -----------------------



                              SECURITIES INTERMEDIARY
                              -----------------------



                              THE BANK OF NOVA SCOTIA,
                              a Canadian chartered bank

                              By:/s/ Alan Pendergast
                                 --------------------------------
                                 Name: Alan Pendergast
                                      --------------------------
                                   Title: Relationship Manager
                                         -----------------------



                              SERVICING AGENT
                              ---------------

                              U. S. BANK NATIONAL ASSOCIATION,
                              a national banking association


                              By:/s/ Terry A. Gentry
                                 ---------------------------------
                                 Name: Terry A. Gentry
                                      ---------------------------
                                 Title: Assistant Vice
                                      ---------------------------
                                        President
                                        --------------------------

                                  TABLE OF CONTENTS

                                                                                  Page
     ARTICLE 1- DEFINITIONS; RULES OF INTERPRETATION
1.1.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
1.2.  Cross-References. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
1.3.  Conflict with a Facility Agreement. . . . . . . . . . . . . . . . . . . . . . .6

                                 ARTICLE 2 - FUNDING

2.1.  Representations Regarding Main Project Status . . . . . . . . . . . . . . . . .6
2.2.  Advances; Availability; Amount of Advances. . . . . . . . . . . . . . . . . . .6
2.3.  Accounts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
2.4.  Mechanics for Obtaining Advances. . . . . . . . . . . . . . . . . . . . . . . 16
2.5.  Allocation of Advances. . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
2.6.  Disbursements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
2.7.  Payments of Interest and Other Amounts Under the Loan Documents; Obligatory
Advances for Letters of Credit. . . . . . . . . . . . . . . . . . . . . . . . . . . 23
2.8.  Completion Date Procedures. . . . . . . . . . . . . . . . . . . . . . . . . . 24
2.9.  No Approval of Work . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
2.10. Security. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24

                         ARTICLE 3 - CONDITIONS PRECEDENT TO
                     THE INITIAL ADVANCE AND SUBSEQUENT ADVANCES

3.1.  Conditions Precedent to the Initial Advance . . . . . . . . . . . . . . . . . 25
3.2.  Conditions Precedent to Advances from the Accounts. . . . . . . . . . . . . . 34
3.3.  No Waiver or Estoppel . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41

                          ARTICLE 4 - THE DISBURSEMENT AGENT
                          ----------------------------------

4.1.  Appointment and Acceptance. . . . . . . . . . . . . . . . . . . . . . . . . . 42
4.2.  Duties and Liabilities of the Disbursement Agent Generally. . . . . . . . . . 42
4.3.  Particular Duties and Liabilities of the Disbursement Agent . . . . . . . . . 44
4.4.  Segregation of Funds and Property Interest. . . . . . . . . . . . . . . . . . 45
4.5.  Compensation and Reimbursement of the Disbursement Agent. . . . . . . . . . . 46
4.6.  Qualification of the Disbursement Agent . . . . . . . . . . . . . . . . . . . 46


4.7.  Resignation and Removal of the Disbursement Agent . . . . . . . . . . . . . . 46
4.8.  Merger or Consolidation of the Disbursement Agent . . . . . . . . . . . . . . 47
4.9.  Statements; Information . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
4.10. Limitation of Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . 48

ARTICLE 5 - SECURITY INTEREST; PERMITTED INVESTMENTS; RELEASE

5.1.  Security Interest in Accounts; Safekeeping of Collateral. . . . . . . . . . . 49
5.2.  Attorney-in-Fact. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
5.3.  Permitted Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51

                            ARTICLE 6 - EVENTS OF DEFAULT

6.1.  Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
6.2.  Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52

                               ARTICLE 7- MISCELLANEOUS
                               ------------------------

7.1.  Addresses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
7.2.  Further Assurances. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
7.3.  Delay and Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
7.4.  Additional Security; Right to Set-Off . . . . . . . . . . . . . . . . . . . . 55
7.5.  Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
7.6.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
7.7.  Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
7.8.  Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
7.9.  Limitation on Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
7.10. Waiver of Jury Trial. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
7.11. Consent to Jurisdiction . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
7.12. Successors and Assigns. . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
7.13. Reinstatement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
7.14. No Partnership; etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
7.15. Costs and Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
7.16. Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
7.17. Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
7.18. Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61

                                          ii

                                       EXHIBITS


Exhibit A Description of the Project
Exhibit B-1    Insurance Consultant's Closing Certificate
Exhibit B-2    Borrower's Insurance Broker's Closing Certificate
Exhibit C Construction Consultant's Certificate
Exhibit D Schedule of Permits
Exhibit E Insurance Requirements
Exhibit F Form of Advance Request
Exhibit G Form of Notice of Advance Request
Exhibit H Form of Six Month Certificate

Appendix A     Definitions



                                         iii